Exhibit 4.59

1. Shipbroker N/A	2. Place and date 29th March 2023
3.    Owners/Place of business (Cl. 1)
GREAT SOMETHING CO, LTD of the republic of the Marshall Islands with registered adress at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

4.    Bareboat Charterers/Place of business (Cl. 1)
Knight Ocean Navigation Co. of Liberia with registered address at 80 Broad Street, City of Monrovia, Republic of Liberia guaranteed by Seanergy Maritime Holdings Corp., of the Republic of Marshall Islands

5. Vessel’s name, call sign and flag (Cl. 1 and 3) M/V Knightship Call sign: D5MN5 Flag: Liberia
6. Type of Vessel Bulk Carrier	7. GT/NT 93,186 59,500
8. When/Where built 2010 Hyundai Samho Heavy Industries Co. Ltd	9. Total DWT (abt.) in metric tons on summer freeboard 178,978
10. Classification Society (Cl. 3) BV	11. Date of ~~last~~ next special survey by the Vessel’s classification society As per the requirements of the Classification Society
12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) As per Annex [4] hereto
13 . Port or Place of delivery (Cl. 3) As per Clause 32 (b) hereof.	14. Time for delivery (Cl. 4) As per Clause 32 (b) hereof	15. Cancelling date (Cl. 5) N/A
16. Port or Place of redelivery (Cl. 15) Safely afloat at international waters or at any safe port/berth/anchorage or one safe port worldwide in Charterers' option	17. No. of months' validity of trading and class certificates upon redelivery (Cl. 15) Minimum three (3) months
18. Running days’ notice if other than stated in Cl. 4 N/A	19. Frequency of dry-docking (Cl. 10(g)) As per Classification Society or flag state requirements
20.  Trading limits (Cl. 6)
The Trading Range: Worldwide within International Navigating Limits with the Charterers' option to break same paying extra insurance, but always in accordance with Clauses 13 and 40.

21. Charter period (Cl. 2) As per Clause 34 hereof	22. Charter hire (Cl. 11) As per Clause 35 hereof
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV As per Clause 34 hereof	25. Currency and method of payment (Cl. 11) United States Dollars payable monthly in advance
26. Place of payment; also state beneficiary and bank account (Cl. 11) As per Clause 36 hereof	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) As per Clause 44 hereof	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) As per Clause 40 hereof
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) As per Cl. 40 hereof	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) As per Clause 40 (c) hereof
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A
34. Grace period (state number of clear banking days) (Cl. 28) As per Clause 41 hereof	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) as per
Clause 30 (a) English law, London arbitration

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) Yes, in the Charterers option
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) As per Clause 37 hereof	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46. Number of additional clauses covering special provisions, if agreed 32 to 57 and Annex 1,2, 3, 4, and 5.

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)		Signature (Charterers)

		By:	/s/ Stavros Gyftakis
By:	/s/ Kazuhiro Watanabe	Name: Mr. Stavros Gyftakis
Name: Kazuhiro Watanabe		Title: Director
Title: Director

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

1	1. Definitions
2	In this Charter, the following terms shall have the
3	meanings hereby assigned to them:
4	“The Owners” shall mean the party identified in Box 3;
5	“The Charterers” shall mean the party identified in Box 4;
6	“The Vessel” shall mean the vessel named in Box 5 and
7	with particulars as stated in Boxes 6 to 12.
8	“Financial Instrument” means the mortgage, deed of
9	covenant or other such financial security instrument as
10	annexed to this Charter and stated in Box 28.
11	2 Charter Period
12	In consideration of the hire detailed in Box 22,
13	the Owners have agreed to let and the Charterers have
14	agreed to hire the Vessel for the period stated in Clause 34~~Box 21~~
15	(“The Charter Period”).
16	3. Delivery See Clause 32
~~17     (not applicable when Part III applies, as indicated in Box 37)~~
~~18     (a) The Owners shall before and at the time of delivery~~
 ~~19     exercise due diligence to make the Vessel seaworthy~~
 ~~20     And in every respect ready in hull, machinery and~~
~~21    equipment for service under this Charter.~~
~~22     The Vessel shall be delivered by the Owners and taken~~
~~23     over by the Charterers at the port or place indicated in~~
~~24     Box 13 in such ready safe berth as the Charterers may~~
~~25     direct.~~
~~26     (b) The Vessel shall be properly documented on~~
~~27     delivery in accordance with the laws of the flag State~~
~~28     indicated in Box 5 and the requirements of the~~
~~29     classification society stated in Box 10. The Vessel upon~~
~~30     delivery shall have her survey cycles up to date and~~
~~31     trading and class certificates valid for at least the number~~
 ~~32     of months agreed in Box 12.~~
~~33     (c) The delivery of the Vessel by the Owners and the~~
~~34     taking over of the Vessel by the Charterers shall~~
~~35     constitute a full performance by the Owners of all the~~
~~36     Owners’ obligations under this Clause 3, and thereafter~~
~~37     the Charterers shall not be entitled to make or assert~~
~~38     any claim against the Owners on account of any~~
~~39    conditions, representations or warranties expressed or~~
~~40     implied with respect to the Vessel but the Owners shall~~
~~41     be liable for the cost of but not the time for repairs or~~
~~42     renewals occasioned by latent defects in the Vessel,~~
~~43     her machinery or appurtenances, existing at the time of~~
~~44    delivery under this Charter, provided such defects have~~
~~45     manifested themselves within twelve (12) months after~~
~~46     delivery unless otherwise provided in Box 32.~~
47	4. Time for Delivery See Clause 32
~~48     (not applicable when Part III applies, as indicated in Box 37)~~
~~49     The Vessel shall not be delivered before the date~~
~~50     indicated in Box 14 without the Charterers’ consent and~~
~~51     the Owners shall exercise due diligence to deliver the~~
 ~~52     Vessel not later than the date indicated in Box 15.~~
~~53     Unless otherwise agreed in Box 18, the Owners shall~~
~~54    give the Charterers not less than thirty (30) running days’~~
~~55    preliminary and not less than fourteen (14) running days’~~
~~56     definite notice of the date on which the Vessel is~~
~~57     expected to be ready for delivery.~~
~~58    The Owners shall keep the Charterers closely advised~~
~~59     of possible changes in the Vessel’s position.~~
60	5. Cancelling
~~61     (not applicable when Part III applies, as indicated in Box 37)~~
~~62      (a) Should the Vessel not be delivered latest by the~~
~~63     cancelling date indicated in Box 15, the Charterers shall~~
~~64      have the option of cancelling this Charter by giving the~~
~~65     Owners notice of cancellation within thirty-six (36)~~
~~66      running hours after the cancelling date stated in Box~~
~~67     15, failing which this Charter shall remain in full force~~
~~68     and effect.~~
~~69      (b) If it appears that the Vessel will be delayed beyond~~
~~70      the cancelling date, the Owners may, as soon as they~~
~~71      are in a position to state with reasonable certainty the~~
~~72      day on which the Vessel should be ready, give notice~~
~~73      thereof to the Charterers asking whether they will~~
~~74      exercise their option of cancelling, and the option must~~
~~75      then be declared within one hundred and sixty-eight~~
 ~~76      (168) running hours of the receipt by the Charterers of~~
~~77      such notice or within thirty-six (36) running hours after~~
~~78      the cancelling date, whichever is the earlier. If the~~
~~79      Charterers do not then exercise their option of cancelling,~~
~~80      the seventh day after the readiness date stated in the~~
~~81      Owners’ notice shall be substituted for the cancelling~~
 ~~82      date indicated in Box 15 for the purpose of this Clause 5.~~
~~83      (c) Cancellation under this Clause 5 shall be without~~
~~84      prejudice to any claim the Charterers may otherwise~~
~~85      have on the Owners under this Charter.~~
86	6. Trading Restrictions
87	The Vessel shall be employed in lawful trades for the
88	carriage of suitable lawful merchandise within the trading
89	limits indicated in Box 20.
90	The Charterers undertake not to employ the Vessel or
91	suffer the Vessel to be employed otherwise than in
92	conformity with the terms of the contracts of insurance
93	(including any warranties expressed or implied therein)
94	without first obtaining the consent of the insurers to such
95	employment and complying with such requirements as
96	to extra premium or otherwise as the insurers may
97	prescribe.
98	The Charterers also undertake not to employ the Vessel
99	or suffer her employment in any trade or business which
100	is forbidden by the law of any country to which the Vessel
101	may sail or is otherwise illicit or in carrying illicit or
102	prohibited goods or in any manner whatsoever which
103	may render her liable to condemnation, destruction,
104	seizure or confiscation.
105	Notwithstanding any other provisions contained in this
106	Charter it is agreed that nuclear fuels or radioactive
107	products or waste are specifically excluded from the
108	cargo permitted to be loaded or carried under this
109	Charter. This exclusion does not apply to radio-isotopes
110	used or intended to be used for any industrial,
111	commercial, agricultural, medical or scientific purposes
112	provided the Owners’ prior approval has been obtained
113
to loading thereof. The Charterers shall not expose the Vessel to any regulation imposing trade and economic sanctions or prohibition imposed by the authorities of the United States of America, European Union or United Nations. Similarily, the Owners shall not expose the Charterers to any regulation imposing trade and economic sanction or prohibition imposed by the authorities of the United States of America, European Union or the United Nations.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

114	7. Surveys on Delivery and Redelivery
~~115   (not applicable when Part III applies, as indicated in Box 37)~~
~~116   The Owners and Charterers shall each appoint~~
~~117   surveyors for the purpose of determining and agreeing~~
~~118   in writing the condition of the Vessel at the time of~~
~~119   delivery and redelivery hereunder. The Owners shall~~
~~120   bear all expenses of the On-hire Survey including loss~~
~~121   of time, if any, and the Charterers shall bear all expenses~~
~~122   of the Off-hire Survey including loss of time, if any, at~~
~~123   the daily equivalent to the rate of hire or pro rata thereof.~~
124	8. Inspection - See also Cl. 39
125	The Owners shall, maximum once a year, have the right ~~at any time~~ after giving
126	reasonable notice to the Charterers to inspect or survey
127	the Vessel or instruct a duly authorised surveyor to carry
128	out such survey on their behalf:-provided it does not intefere with the operation and trading of the Vessel and/or crew.
129	(a) to ascertain the condition of the Vessel and satisfy
130	themselves that the Vessel is being properly repaired
131	and maintained. The costs and fees for such inspection
132	or survey shall be paid by the Owners unless the Vessel
133	is found to require repairs or maintenance in order to
134	achieve the condition so provided;
~~135   (b) in dry-dock if the Charterers have not dry-docked~~
~~136   Her in accordance with Clause 10(g). The costs and fees~~
~~137   for such inspection or survey shall be paid by the~~
~~138   Charterers; and~~
~~139  (c) for any other commercial reason they consider~~
~~140   necessary (provided it does not unduly interfere with~~
~~141  the commercial operation of the Vessel). The costs and~~
~~142   fees for such inspection and survey shall be paid by the 143 Owners.~~
144	All time used in respect of inspection, survey or repairs
145	shall be for the Charterers’ account and form part of the
146	Charter Period.
147	The Charterers shall also permit the Owners to inspect
148	the Vessel’s log books whenever reasonably requested and shall, as soon as practicably possible,
149	whenever required by the Owners furnish them with full
150	information regarding any casualties or other accidents
151	or damage to the Vessel.
152	9. Inventories, Oil and Stores See Clause 54
~~153  A complete inventory of the Vessel’s entire equipment,~~
~~154  outfit including spare parts, appliances and of all~~
~~155  consumable stores on board the Vessel shall be made~~
~~156   by the Charterers in conjunction with the Owners on~~
~~157   delivery and again on redelivery of the Vessel. The~~
~~158   Charterers and the Owners, respectively, shall at the~~
~~159  time of delivery and redelivery take over and pay for all~~
~~160  bunkers, lubricating oil, unbroached provisions, paints,~~
~~161   ropes and other consumable stores (excluding spare~~
~~162   parts) in the said Vessel at the then current market prices~~

~~163   at the ports of delivery and redelivery, respectively. The~~
~~164   Charterers shall ensure that all spare parts listed in the~~
~~165   inventory and used during the Charter Period are~~
~~166   replaced at their expense prior to redelivery of the~~
~~167   Vessel.~~
168	10. Maintenance and Operation
169	(a)(i)Maintenance and Repairs - During the Charter
170	Period the Vessel shall be in the full possession
171	and at the absolute disposal for all purposes of the
172	Charterers and under their complete control in
173	every respect. The Charterers shall maintain the
174	Vessel, her machinery, boilers, appurtenances and
175	spare parts in a good state of repair, in efficient
176	operating condition and in accordance with good
177	commercial maintenance practice and~~, except as~~
~~178    provided for in Clause 14(l)~~, if applicable, at their
179	own expense they shall at all times keep the
180	Vessel’s Class fully up to date with the Classification
181	Society indicated in Box 10 and maintain all other
182	necessary certificates in force at all times.
~~183   (ii) New Class and Other Safety Requirements - In the~~
~~184   event of any  improvement,  structural  changes  or~~
~~185    new equipment becoming necessary for the~~
~~186    continued operation of the Vessel by reason of new~~
~~187    class requirements  or  by  compulsory  legislation~~
~~188    costing (excluding the Charterers’ loss of time)~~
~~189    more than the percentage stated in Box 23, or if~~
~~190    Box 23 is left blank, 5 per cent. of the Vessel’s~~
~~191    insurance value as stated in Box 29, then the~~
~~192    extent, if any, to which the rate of hire shall be varied~~
 ~~193    and the ratio in which the cost of compliance shall~~
~~194    be shared between the parties concerned in order~~
~~195    to achieve a reasonable distribution thereof as~~
~~196    between the Owners and the Charterers having~~
~~197    regard, inter alia, to the length of the period~~
~~198    remaining under this Charter shall, in the absence~~
~~199    of agreement, be referred to the dispute resolution~~
~~200    method agreed in Clause 30.~~
201	(iii) Financial Security - The Charterers shall maintain
202	financial security or responsibility in respect of third
203	party liabilities as required by any government,
204	including federal, state or municipal or other division
205	or authority thereof, to enable the Vessel, without
206	penalty or charge, lawfully to enter, remain at, or
207	leave any port, place, territorial or contiguous
208	waters of any country, state or municipality in
209	performance of this Charter without any delay. This
210	obligation shall apply whether or not such
211	requirements have been lawfully imposed by such
212	government or division or authority thereof.
213	The Charterers shall make and maintain all arrange-
214	ments by bond or otherwise as may be necessary to
215	satisfy such requirements at the Charterers’ sole
216	expense and the Charterers shall indemnify the Owners
217	against all consequences whatsoever (including loss of
218	time) for any failure or inability to do so.
219	(b) Operation of the Vessel - The Charterers shall at
220	their own expense and by their own procurement man,
221	victual, navigate, operate, supply, fuel and, whenever
222	required, repair the Vessel during the Charter Period
223	and they shall pay all charges and expenses of every
224	kind and nature whatsoever incidental to their use and
225	operation of the Vessel under this Charter, including
226	annual flag State fees and any foreign general
227	municipality and/or state taxes. The Master, officers
228	and crew of the Vessel shall be the servants of the Charterers
229	for all purposes whatsoever, even if for any reason
230	appointed by the Owners.
231	Charterers shall comply with the regulations regarding
232	officers and crew in force in the country of the Vessel’s
233	flag or any other applicable law.
234	(c) The Charterers shall keep the Owners and the
235	mortgagee(s) advised of the intended employment,

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

236	planned dry-docking and major repairs of the Vessel,
237	as reasonably required.
238	(d) Flag and Name of Vessel – See Clauses 37 and 43~~During the Charter~~
~~239   Period, the Charterers shall have the liberty to paint the~~
~~240  Vessel in their own  colours,  install  and  display  their~~
 ~~241  funnel insignia and fly their own house flag. The~~
~~242  Charterers shall also have the liberty, with the Owners’~~
~~243   consent, which shall not be unreasonably withheld, to~~
~~244   change the flag and/or the name of the Vessel during~~
 ~~245   the Charter Period. Painting and re-painting, instalment~~
~~246   and re-instalment, registration and re-registration, if~~
~~247   required by the Owners, shall be at the Charterers’ 248 expense and time.~~
249	(e) Changes to the Vessel – See Clause 38~~Subject to Clause 10(a)(ii),~~
~~250   the Charterers shall make no structural changes in the~~
~~251   Vessel or changes in the machinery, boilers, appurten-~~
~~252  ances  or spare parts thereof  without in  each  instance~~
~~253  first securing the Owners’ approval thereof. If the Owners~~
~~254  so agree, the Charterers shall, if the Owners so require,~~
~~255   restore the Vessel to its former condition before the~~
~~256  termination of this Charter.~~
257	(f) Use of the Vessel’s Outfit, Equipment and
258	Appliances - The Charterers shall have the use of all
259	outfit, equipment, and appliances on board the Vessel
260	at the time of delivery, provided the same or their
261	substantial equivalent shall be returned to the Owners
262	on redelivery, if such is required under the Charter, in substantially the same ~~good order and~~ condition as
263	when received, ordinary wear and tear excepted. The
264	Charterers shall from time to time during the Charter
265	Period replace such items of equipment as shall be so
266	damaged or worn as to be unfit for use. The Charterers
267	are to procure that all repairs to or replacement of any
268	damaged, worn or lost parts or equipment be effected
269	in such manner (both as regards workmanship and
270	quality of materials) as not to diminish the value of the
271   Vessel. ~~The Charterers have the right to fit additional~~
~~272   equipment at their expense and risk but the Charterers~~
~~273   shall remove such equipment at the end of the period if~~
~~274   requested by the Owners.~~ Any equipment including radio
275	equipment on hire on the Vessel at time of delivery shall
276	be kept and maintained by the Charterers ~~and the~~
~~277   Charterers shall assume the obligations and liabilities~~
~~278   of the Owners under any lease contracts in connection~~
~~279   therewith and shall reimburse the Owners for all~~
~~280   expenses incurred in connection therewith, also for any~~
~~281   new equipment required in order to comply with radio~~
~~282   regulations~~.
283	(g) Periodical Dry-Docking - The Charterers shall dry-
284	dock the Vessel and clean and paint her underwater
285	parts whenever the same may be necessary.~~, but not~~
~~286   less than once during the period stated in Box 19 or, if~~
~~287   Box 19 has been left blank, every sixty (60) calendar~~
~~288   months after delivery or such other period as may be~~
~~289   required by the Classification Society or flag State.~~
290	11. Hire See Clauses 35 and 36
~~291   (a) The Charterers shall pay  hire due to the Owners~~
~~292   punctually in accordance with the terms of this Charter~~
 ~~293   in respect of which time shall be of the essence.~~
~~294   (b) The Charterers shall pay to the Owners for the hire~~
~~295   of the Vessel a lump sum in the amount indicated in~~
 ~~296   Box 22 which shall be payable not later than every thirty~~
~~297   (30) running days in advance, the first lump sum being~~
~~298    payable on the date and hour of the Vessel’s delivery to~~
~~299    the Charterers. Hire shall be paid continuously~~
~~300    throughout the Charter Period.~~
301	(c) Payment of hire shall be made in cash without
302	discount in the currency and in the manner indicated in
303	Box 25 and at the place mentioned in Box 26.
~~304   (d) Final payment of hire, if for a period of less than~~
~~305    thirty (30) running days, shall be calculated proportionally~~
~~306    according to the number of days and hours remaining~~
~~307    before redelivery and advance payment to be effected~~
 ~~308    accordingly.~~
~~309    (e) Should the Vessel be lost or missing, hire shall~~
~~310   cease from the date and time when she was lost or last~~

~~311    heard of. The date upon which the Vessel is to be treated~~
~~312    as lost or missing shall be ten (10) days after the Vessel~~
~~313    was last reported or when the Vessel is posted as~~
~~314    missing by Lloyd’s, whichever occurs first. Any hire paid~~
~~315    in advance to be adjusted accordingly.~~
~~316    (f) Any delay in payment of hire shall entitle the~~
~~317    Owners to interest at the rate per annum as agreed~~
~~318    in Box 24. If Box 24 has not been filled in, the three months~~
~~319    Interbank offered rate in London (LIBOR or its successor)~~
~~320    for the currency stated in Box 25, as quoted by the British~~
~~321    Bankers’ Association (BBA) on the date when the hire~~
~~322    fell due, increased by 2 per cent., shall apply.~~
~~323   (g) Payment of interest due under sub-clause 11(f)~~
~~324   shall be made within seven (7) running days of the date~~
~~325   of the Owners’ invoice specifying the amount payable~~
~~326    or, in the absence of an invoice, at the time of the next~~
~~327    hire payment date.~~
328	12. Mortgage See Clause 44
~~329    (only to apply if Box 28 has been appropriately filled in)~~
~~330    *) (a) The Owners warrant that they have not effected~~
~~331   any mortgage(s) of the Vessel and that they shall not~~
~~332    effect any mortgage(s) without the prior consent of the~~
~~333    Charterers, which shall not be unreasonably withheld.~~
~~334    *) (b) The Vessel chartered under this Charter is financed~~
~~335    by a mortgage according to the Financial Instrument.~~
~~336    The Charterers undertake to comply, and provide such~~
~~337    information and documents to enable the Owners to~~
~~338    comply, with all such instructions or directions in regard~~
~~339    to the employment, insurances, operation, repairs and~~
~~340    maintenance of the Vessel as laid down in the Financial~~
~~341    Instrument or as may be directed from time to time during~~
~~342    the currency of the Charter by the mortgagee(s) in~~
~~343    conformity with the Financial Instrument. The Charterers~~
~~344    confirm that, for  this  purpose,  they  have  acquainted~~
~~345    themselves with all relevant terms, conditions and~~
~~346    provisions of the  Financial  Instrument  and  agree  to~~
~~347    acknowledge this in writing in any form that may be~~
~~348    required by the mortgagee(s). The Owners warrant that~~
~~349    they have not effected any mortgage(s) other than stated~~
~~350    in Box 28 and that they shall not agree to any~~
~~351    amendment of the mortgage(s) referred to in Box 28 or~~
~~352    effect any other mortgage(s) without the prior consent~~
~~353    of the Charterers, which shall not be unreasonably~~
~~354    withheld.~~
~~355   *) (Optional, Clauses 12(a) and 12(b) are alternatives;~~
~~356    indicate alternative agreed in Box 28).~~
357	13. Insurance and Repairs See also Clause 40

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

358	(a) Subject to and without prejudice to the provisions of Clause 40, ~~D~~during the Charter Period the Vessel shall be kept
359	insured by the Charterers at their expense against hull
360	and machinery, war and Protection and Indemnity risks
361	(and any risks against which it is compulsory to insure
362	for the operation of the Vessel, including maintaining
363	financial security in accordance with sub-clause
364	10(a)(iii)) in such form as the Owners shall in writing
365	approve, which approval shall not be un-reasonably
366	withheld. Such insurances shall be arranged by the
367	Charterers to protect the interests of both the Owners
368	and the Charterers and the mortgagee(s) (if any), and
369	The Charterers shall be at liberty to protect under such
370	insurances the interests of any managers they may
371	appoint. Insurance policies shall cover the Owners and
372	the Charterers according to their respective interests.
~~373   Subject to the provisions of the Financial Instrument, if~~
~~374   any, and the approval of the Owners and the insurers,~~
~~375   the Charterers shall effect all insured repairs and shall~~
 ~~376     undertake settlement and reimbursement from the~~
~~377   insurers of all costs in connection with such repairs as~~
~~378   well as insured charges, expenses and liabilities to the~~
~~379   extent of coverage under the insurances herein provided~~
~~380   for.~~
381	The Charterers also to remain responsible for and to
382	effect repairs and settlement of costs and expenses
383	incurred thereby in respect of all other repairs not
384	covered by the insurances and/or not exceeding any
385	possible franchise(s) or deductibles provided for in the
386	insurances.
387	All time used for repairs under the provisions of sub-
388	clause 13(a) and for repairs of latent defects according
389	to Clause 3(c) above, including any deviation, shall be
390	for the Charterers’ account.
391  (b) ~~If the conditions of the above insurances permit~~
~~392   additional insurance to be placed by the parties, such~~
~~393   cover shall be limited to the amount for each party set~~
~~394   out in Box 30 and Box 31, respectively.~~ The Owners or
395	the Charterers as the case may be shall immediately
396	furnish the other party with particulars of any additional
397	insurance effected, including copies of any cover notes
398	or policies and the written consent of the insurers of
399	any such required insurance in any case where the
400	consent of such insurers is necessary.
401	(c) The Charterers shall upon the request of the
402	Owners, provide information and promptly execute such
403	documents as may be reasonably required to enable the Owners to
404	comply with the insurance provisions of the Financial
405	Instrument. Cost and time, if any, for Owners' account.
~~406   (d) Subject to the provisions of the Financial Instru-~~
~~407   ment, if any, should the Vessel become an actual,~~
~~408   constructive, compromised or agreed total loss under~~
~~409   the insurances required under sub-clause 13(a), all~~
~~410   insurance payments for such loss shall be paid to the~~
~~411   Owners who shall distribute the moneys between the~~
~~412   Owners and the Charterers according to their respective~~
~~413   interests. The Charterers undertake to notify the Owners~~
~~414   and the mortgagee(s), if any, of any occurrences in~~
~~415   consequence of which the Vessel is likely to become a~~
~~416   total loss as defined in this Clause.~~See Clause 40
417	(e) The Owners shall upon the request of the
418   Charterers, promptly execute such documents as may
419	be required to enable the Charterers to abandon the
420	Vessel to insurers and claim a constructive total loss.
~~421    (f) For the purpose of insurance coverage against hull~~
~~422    and machinery and war risks under the provisions of~~
~~423   sub-clause 13(a), the value of the Vessel is the sum~~
~~424    indicated in Box 29.~~See Clause 40.
425    14. Insurance, Repairs and Classification
~~426   (Optional, only to apply if expressly agreed and stated~~
~~427    in Box 29, in which event Clause 13 shall be considered~~
~~428    deleted).~~
~~429    (a) During the Charter Period the Vessel shall be kept~~
~~430    insured by the Owners at their expense against hull and~~
~~431    machinery and war risks under the form of policy or~~
~~432    policies attached hereto. The Owners and/or insurers~~
~~433   shall not have any right of recovery or subrogation~~
~~434    against the Charterers on account of loss of or any~~
~~435   damage to the Vessel or her machinery or appurt-~~
~~436    enances covered by such insurance, or on account of~~
~~437    payments made to discharge claims against or liabilities~~
~~438    of the Vessel or the Owners covered by such insurance.~~
~~439    Insurance policies shall cover the Owners and the~~
~~440    Charterers according to their respective interests.~~
~~441    (b) During the Charter Period the Vessel shall be kept~~
 ~~442   insured by the Charterers at their expense against~~
~~443    Protection and Indemnity risks (and any risks against~~
~~444    which it is compulsory to insure for the operation of the~~
~~445    Vessel, including maintaining financial security in~~
~~446    accordance with sub-clause 10(a)(iii)) in such form as~~
~~447    the Owners shall in writing approve which approval shall~~
~~448    not be unreasonably withheld.~~
~~449    (c) In the event that any act or negligence of the~~
~~450    Charterers shall vitiate any of the insurance herein~~
~~451    provided, the Charterers shall pay to the Owners all~~
~~452    losses and indemnify the Owners against all claims and~~
~~453    demands which would otherwise have been covered by~~
~~454    such insurance.~~
~~455    (d) The Charterers shall, subject to the approval of the~~
~~456    Owners or Owners’ Underwriters, effect all insured~~
~~457    repairs, and the Charterers shall undertake settlement~~
~~458    of all miscellaneous expenses in connection with such~~
~~459    repairs as well as all insured charges, expenses and~~
~~460    liabilities, to the extent of coverage under the insurances~~
~~461    provided for under the provisions of sub-clause 14(a).~~
~~462    The Charterers to be secured reimbursement through~~
~~463    the Owners’ Underwriters for such expenditures upon~~
~~464    presentation of accounts.~~
~~465    (e) The Charterers to remain responsible for and to~~
~~466   effect repairs and settlement of costs and expenses~~
~~467    incurred thereby in respect of all other repairs not~~
~~468    covered by the insurances and/or not exceeding any~~
~~469    possible franchise(s) or deductibles provided for in the~~
~~470    insurances.~~
~~471    (f) All time used for repairs under the provisions of~~
~~472    sub-clauses 14(d) and 14(e) and for repairs of latent~~
~~473    defects according to Clause 3 above, including any~~
~~474    deviation, shall be for the Charterers’ account and shall~~
~~475    form part of the Charter Period.~~
~~476    The Owners shall not be responsible for any expenses~~
~~477   as are incident to the use and operation of the Vessel~~
~~478    for such time as may be required to make such repairs.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

~~479   (g) If the conditions of the above insurances permit~~
~~480   additional insurance to be placed by the parties such~~
~~481   cover shall be limited to the amount for each party set~~
~~482   out in Box 30 and Box 31, respectively. The Owners or~~
~~483   the Charterers as the case may be shall immediately~~
~~484   furnish the other party with particulars of any additional~~
 ~~485   insurance effected, including copies of any cover notes~~
~~486   or policies and the written consent of the insurers of~~
~~487   any such required insurance in any case where the~~
~~488   consent of such insurers is necessary.~~
~~489  (h) Should the Vessel become an actual, constructive,~~
~~490   compromised or agreed total loss under the insurances~~
~~491   required under sub-clause 14(a), all insurance payments~~
~~492  for such loss shall be paid to the Owners, who shall~~
~~493   distribute the moneys between themselves and the~~
~~494   Charterers according to their respective interests.~~
~~495   (i) If the Vessel becomes an actual, constructive,~~
~~496   compromised or agreed total loss under the insurances~~
~~497   arranged by the Owners in accordance with sub-clause~~

~~498   14(a), this Charter shall terminate as of the date of such~~
~~499   loss.~~
~~500   (j) The Charterers shall upon the request of the~~
~~501   Owners, promptly execute such documents as may be~~
~~502   required to enable the Owners to abandon the Vessel~~
~~503   to the insurers and claim a constructive total loss.~~
~~504   (k) For the purpose of insurance coverage against hull~~
~~505   and machinery and war risks under the provisions of~~
~~506   sub-clause 14(a), the value of the Vessel is the sum~~
~~507   indicated in Box 29.~~
~~508   (l) Notwithstanding anything contained in sub-clause~~
~~509   10(a), it is agreed that under the provisions of Clause~~
~~510   14, if applicable, the Owners shall keep the Vessel’s~~
~~511   Class fully up to date with the Classification Society~~
~~512   indicated in Box 10 and maintain all other necessary~~
~~513   certificates in force at all times.~~
514   15. Redelivery See Clause 42(b)
~~515   At the expiration of the Charter Period the Vessel shall~~
 ~~516   be redelivered by the Charterers to the Owners at a~~
~~517   safe and ice-free port or place as indicated in Box 16, in~~
~~518   such ready safe berth as the Owners may direct. The~~
~~519   Charterers shall give the Owners not less than thirty~~
~~520   (30) running days’ preliminary notice of expected date,~~
~~521   range of ports of redelivery or port or place of redelivery~~
~~522   and not less than fourteen (14) running days’ definite~~

~~523   notice of expected date and port or place of redelivery.~~

~~524   Any changes thereafter in the Vessel’s position shall be~~
~~525   notified immediately to the Owners.~~
~~526   The Charterers warrant that  they  will  not  permit  the~~
~~527   Vessel to commence a voyage (including any preceding~~
~~528   ballast voyage) which cannot reasonably be expected~~
~~529   to be completed in time to allow redelivery of the Vessel~~
~~530   within the Charter Period.  Notwithstanding the above,~~
~~531   should the Charterers fail to redeliver the Vessel within~~
~~532   The Charter Period, the Charterers shall pay the daily~~
~~533   equivalent to the rate of hire stated in Box 22 plus 10~~
~~534   per cent. or to the market rate, whichever is the higher,~~
~~535     for the number of days by which the Charter Period is~~
~~536   exceeded. All other terms, conditions and provisions of~~
 ~~537   this Charter shall continue to apply.~~
~~538   Subject to the provisions of Clause 10, the Vessel shall~~
~~539   be redelivered to the Owners in the same or as good~~
~~540   structure, state, condition and class as that in which she~~
~~541    was delivered, fair wear and tear not affecting class 542 excepted.~~
~~543    The Vessel upon redelivery shall have her survey cycles~~
~~544    up to date and trading and class certificates valid for at~~
~~545    least the number of months agreed in Box 17.~~
546	16. Non-Lien Also see Clause 47
547	The Charterers will not suffer, nor permit to be continued,
548	any lien or encumbrance incurred by them or their
549	agents, which might have priority over the title and
550	interest of the Owners in the Vessel. ~~The Charterers~~
~~551   further agree to fasten to the Vessel in a conspicuous~~
~~552    place and to keep so fastened during the Charter Period~~
~~553    a notice reading as follows:~~
~~554    “This Vessel is the property of (name of Owners). It is~~
~~555    under charter to (name of Charterers) and by the terms~~
~~556    of the Charter Party neither the Charterers nor the~~
~~557    Master have any right, power or authority to create, incur~~
~~558    or permit to be imposed on the Vessel any lien~~
~~559~~	~~whatsoever.”~~
560	17. Indemnity
561	(a) The Charterers shall indemnify the Owners against
562	any loss, damage or expense incurred by the Owners
563	arising out of or in relation to the operation of the Vessel
564	by the Charterers, and against any lien of whatsoever
565	nature arising out of an event occurring during the
566	Charter Period. If the Vessel be arrested or otherwise
567	detained by reason of claims or liens arising out of her
568	operation hereunder by the Charterers, the Charterers
569	shall at their own expense take all reasonable steps to
570	secure that within a reasonable time the Vessel is
571	released, including the provision of bail.
572	Without prejudice to the generality of the foregoing, the
573	Charterers agree to indemnify the Owners against all
574	consequences or liabilities arising from the Master,
575	officers or agents signing Bills of Lading or other
576	documents.
577	(b) If the Vessel be arrested or otherwise detained by
578	reason of a claim or claims against the Owners, the
579	Owners shall at their own expense take all necessarry ~~reasonable~~
580	steps to promptly and as soon as possible secure that ~~within a reasonable time~~ the Vessel
581	is released, including the provision of bail.
582	In such circumstances the Owners shall indemnify the
583	Charterers against any loss, damage or expense
584	incurred by the Charterers (including hire paid under
585	this Charter) as a direct consequence of such arrest or
586	detention.
587	18. Lien
588	The Owners to have a lien upon all cargoes, sub-hires
589	and sub-freights belonging or due to the Charterers or
590	any sub-charterers and any Bill of Lading freight for all
591	claims under this Charter, and the Charterers to have a
592	lien on the Vessel for all moneys paid in advance and
593	not earned.
594	19. Salvage
595	All salvage and towage performed by the Vessel shall
596	be for the Charterers’ benefit and the cost of repairing
597	damage occasioned thereby shall be borne by the
598	Charterers.
599	20. Wreck Removal
600	In the event of the Vessel becoming a wreck or
601	obstruction to navigation the Charterers shall indemnify

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

602	the Owners against any sums whatsoever which the 603 Owners shall become liable to pay and shall pay in 604 consequence of the Vessel becoming a wreck or 605 obstruction to navigation.
606	21. General Average
607	The Owners shall not contribute to General Average.
608	22. Assignment, Sub-Charter and Sale
609	(a) The Charterers shall not assign this Charter nor
610	sub-charter the Vessel on a bareboat basis except with
611	the prior consent in writing of the Owners, which shall
612	not be unreasonably withheld or delayed, and subject to such terms
613	and conditions as the Owners shall reasonably approve.
614	(b) The Owners shall not sell the Vessel during the 615 currency of this Charter except with the prior written
616	consent of the Charterers, ~~which shall not be unreason-~~
~~617  ably withheld,~~ and subject to the buyer accepting an
618
assignment of this Charter.

Subject to the terms and conditions set out in Clause 44 and provided that the Charterers receive a Letter of Quiet Enjoyment in the format attached hereto as Annex 5, the Owners shall have the right to assign the Bareboat Charter Party, Charter hire and the Vessel's insurance to their financiers for security purposes. All cost and time, if any, to be for Owners' account.

619	23. Contracts of Carriage
620	*) (a) The Charterers are to procure that all documents
621	issued during the Charter Period evidencing the terms
622	and conditions agreed in respect of carriage of goods
623	shall contain a paramount clause incorporating any
624	legislation relating to carrier’s liability for cargo
625	compulsorily applicable in the trade; if no such legislation
626	exists, the documents shall incorporate the Hague-Visby
627	Rules. The documents shall also contain the New Jason
628	Clause and the Both-to-Blame Collision Clause.
~~629   *) (b) The Charterers are to procure that all passenger~~
~~630   tickets issued during the Charter Period for the carriage~~
~~631   of passengers and their luggage under this Charter shall~~
~~632   contain a paramount clause incorporating any legislation~~
~~633   relating to carrier’s liability for passengers and their~~
~~634   luggage compulsorily applicable in the trade; if no such~~
~~635   legislation exists, the passenger tickets shall incorporate~~
~~636   the Athens Convention Relating to the Carriage of~~
~~637   Passengers and their Luggage by Sea, 1974, and any~~
~~638   protocol thereto.~~
~~639   *) Delete as applicable.~~
640   24. Bank Guarantee
~~641   (Optional, only to apply if Box 27 filled in)~~
~~642   The Charterers undertake to furnish, before delivery of~~
~~643   the Vessel, a first class bank guarantee or bond in the~~
~~644   sum and at the place as indicated in Box 27 as guarantee~~
~~645   for full performance of their obligations under this~~
~~646   Charter~~.
647	25. Requisition/Acquisition Also see Clause 40
648	(a) In the event of the Requisition for Hire of the Vessel
649	by any governmental or other competent authority
650	(hereinafter referred to as “Requisition for Hire”)
651	irrespective of the date during the Charter Period when
652	“Requisition for Hire” may occur and irrespective of the
653	length thereof and whether or not it be for an indefinite
654	or a limited period of time, and irrespective of whether it
655	may or will remain in force for the remainder of the
656	Charter Period, this Charter shall not be deemed thereby
657	or thereupon to be frustrated or otherwise terminated
658	and the Charterers shall continue to pay the stipulated
659	hire in the manner provided by this Charter until the time
660	when the Charter would have terminated pursuant to
661	any of the provisions hereof always provided however
662	that if all hire has been paid by the Charterers hereunder, then in the event of “Requisition for Hire” any Requisition
663	Hire or compensation is received ~~or receivable~~ by the
664	Owners, then the same shall be payable to the Charterers during the
665	remainder of the Charter Period or the period of the
666	“Requisition for Hire” whichever be the shorter.
667	(b) In the event of the Owners being deprived of their
668	ownership in the Vessel by any Compulsory Acquisition
669	of the Vessel or requisition for title by any governmental
670	or other competent authority (hereinafter referred to as
671	“Compulsory Acquisition”), then, irrespective of the date
672	during the Charter Period when “Compulsory Acqui-
673	sition” may occur, this Charter shall be deemed 674 terminated as of the date of such “Compulsory
675	Acquisition”. In such event Charter Hire to be considered
676	as earned and to be paid up to the date and time of
677	such “Compulsory Acquisition”.
678	26. War Also see Clause 53
679	(a) For the purpose of this Clause, the words “War
680	Risks” shall include any war (whether actual or
681	threatened), act of war, civil war, hostilities, revolution,
682	rebellion, civil commotion, warlike operations, the laying
683	of mines (whether actual or reported), acts of piracy,
684	acts of terrorists, acts of hostility or malicious damage,
685	blockades (whether imposed against all vessels or
686	imposed selectively against vessels of certain flags or
687	ownership, or against certain cargoes or crews or
688	otherwise howsoever), by any person, body, terrorist or
689	political group, or the Government of any state
690	whatsoever, which may be dangerous or are likely to be
691	or to become dangerous to the Vessel, her cargo, crew
692	or other persons on board the Vessel.
~~693    (b) The Vessel, unless the written consent of the~~
 ~~694    Owners be first obtained, shall not continue to or go~~
~~695   through any port, place, area or zone (whether of land~~
~~696    or sea), or any waterway or canal, where it reasonably~~
~~697    appears that the Vessel, her cargo, crew or other~~
~~698    persons on board the Vessel, in the reasonable~~
~~699    judgement of the Owners, may be, or are likely to be,~~
~~700    exposed to War Risks. Should the Vessel be within any~~
~~701    such place as aforesaid, which only becomes danger-~~
~~702    ous, or is likely to be or to become dangerous, after her~~
~~703    entry into it, the Owners shall have the right to require~~
~~704    the Vessel to leave such area.~~
705	(c) The Vessel shall not load contraband cargo, or to
706	pass through any blockade, whether such blockade be
707	imposed on all vessels, or is imposed selectively in any
708	way whatsoever against vessels of certain flags or
709	ownership, or against certain cargoes or crews or
710	otherwise howsoever, or to proceed to an area where
711	she shall be subject, or is likely to be subject to
712	a belligerent’s right of search and/or confiscation.
~~713   (d) If the insurers of the war risks insurance, when~~
~~714   Clause 14 is applicable, should require payment of~~
~~715    premiums and/or calls because, pursuant to the~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

~~716   Charterers’ orders, the Vessel is within, or is due to enter~~
~~717   and remain within, any area or areas which are specified~~
~~718   by such insurers as being subject to additional premiums~~
~~719   because of War Risks, then such premiums and/or calls~~
~~720   shall be reimbursed by the Charterers to the Owners at~~
~~721   the same time as the next payment of hire is due.~~
722	(e) The Charterers shall have the liberty:
723	(i) to comply with all orders, directions, recommend-
724	ations or advice as to departure, arrival, routes,
725	sailing in convoy, ports of call, stoppages,
726	destinations, discharge of cargo, delivery, or in any
727	other way whatsoever, which are given by the
728	Government of the Nation under whose flag the
729	Vessel sails, or any other Government, body or
730	group whatsoever acting with the power to compel
731	compliance with their orders or directions;
732	(ii) to comply with the orders, directions or recom-
733	mendations of any war risks underwriters who have
734	the authority to give the same under the terms of
735	the war risks insurance;
736	(iii) to comply with the terms of any resolution of the
737	Security Council of the United Nations, any
738	directives of the European Community, the effective
739	orders of any other Supranational body which has
740	the right to issue and give the same, and with
741	national laws aimed at enforcing the same to which
742	the Owners are subject, and to obey the orders
743	and directions of those who are charged with their
744	enforcement.
~~745   (f) In the event of outbreak of war (whether there be a~~
~~746   declaration of war or not) (i) between any two or more~~
~~747   of the following countries: the United States of America;~~
~~748   Russia; the United Kingdom; France; and the People’s~~
~~749   Republic of China, (ii) between any two or more of the~~
~~750   countries stated in Box 36, both the Owners and the~~
~~751   Charterers shall have the right to cancel this Charter,~~
~~752   whereupon the Charterers shall redeliver the Vessel to~~
~~753   the Owners in accordance with Clause 15, if the Vessel~~
~~754   has cargo on board after discharge thereof at~~
~~755   destination, or if debarred  under this Clause from~~
~~756   reaching or entering it at a near, open and safe port as~~
~~757   directed by the Owners, or if the Vessel has no cargo~~
~~758   on board, at the port at which the Vessel then is or if at~~
~~759   sea at a near, open and safe port as directed by the~~
~~760   Owners. In all cases hire shall continue to be paid in~~
~~761   accordance with Clause 11 and except as aforesaid all~~
~~762 other provisions of this Charter shall apply until~~
~~763 redelivery.~~
764	27. Commission
~~765   The Owners to pay a commission at the rate indicated~~
~~766  in Box 33 to the Brokers named in Box 33 on any hire~~
~~767   paid under the Charter. If no rate is indicated in Box 33,~~
~~768   the commission to be paid by the Owners shall cover~~
~~769   the actual expenses of the Brokers and a reasonable~~
~~770   fee for their work.~~
~~771   If the full hire is not paid owing to breach of the Charter~~
~~772   by either of the parties the party liable therefor shall~~
~~773   indemnify the Brokers against their loss of commission.~~
~~774   Should the parties agree to cancel the Charter, the~~
~~775   Owners shall indemnify the Brokers against any loss of~~
~~776   commission but in such case the commission shall not~~
~~777   exceed the brokerage on one year’s hire~~.
778	28. Termination
779	(a) Charterers’ Default See Clauses 41 and 42
~~780    The Owners shall be entitled to withdraw the Vessel from~~
~~781    the service of the Charterers and terminate the Charter~~
~~782    with immediate effect by written notice to the Charterers if:~~
~~783    (i) the Charterers fail to pay hire in accordance with~~
~~784    Clause 11.    However, where there is a failure to~~
~~785    make punctual payment of hire due to oversight,~~
~~786   negligence, errors or omissions on the part of the~~

 ~~787  Charterers or their bankers, the Owners shall give~~
~~788    the Charterers written notice of the number of clear~~
~~789    banking days stated in Box 34 (as recognised at~~
~~790    the agreed place of payment) in which to rectify~~
~~791    the failure, and  when  so  rectified  within  such~~
~~792    number of days following the Owners’ notice, the~~
~~793    payment shall stand as regular and punctual.~~
~~794    Failure by the Charterers to pay hire within the~~
~~795    number of days stated in Box 34 of their receiving~~
~~796    the Owners’ notice as provided herein, shall entitle~~
~~797    the Owners to withdraw the Vessel from the service~~
~~798    of the Charterers and terminate the Charter without~~
~~799    further notice;~~
~~800    (ii) the Charterers fail to comply with the requirements of:~~
~~801    (1) Clause 6 (Trading Restrictions)~~
~~802    (2) Clause 13(a) (Insurance and Repairs)~~
~~803    provided that the Owners shall have the option, by~~
~~804    written notice to the Charterers, to give the~~
~~805    Charterers a specified number of days grace within~~
~~806    which to rectify the failure without prejudice to the~~
 ~~807    Owners’ right to withdraw and terminate under this~~
~~808    Clause if the Charterers fail to comply with such~~
~~809    notice;~~
~~810   (iii) the Charterers fail to rectify any failure to comply~~
~~811    with the requirements of sub-clause 10(a)(i)~~
~~812    (Maintenance and Repairs) as soon as practically~~
~~813    possible after the Owners have requested them in~~
~~814    writing so to do and in any event so that the Vessel’s~~
~~815    insurance cover is not prejudiced.~~
816	(b) Owners’ Default See also Clause 41(b)
817	If the Owners shall by any act or omission be in breach
818	of their obligations under this Charter to the extent that
819	the Charterers are deprived of the use of the Vessel
820	and such breach continues for a period of fourteen (14)
821	running days after written notice thereof has been given
822	by the Charterers to the Owners, the Charterers shall
823	be entitled to terminate this Charter with immediate effect
824	by written notice to the Owners.
825	(c) Loss of Vessel See Clause 40 (d)/(e)
~~826    This Charter shall be deemed to be terminated if the~~
~~827    Vessel becomes a total loss or is declared as a~~
~~828    constructive or compromised or arranged total loss. For~~
 ~~829    the purpose of this sub-clause, the Vessel shall not be~~
~~830    deemed to be lost unless she has either become an~~
~~831    actual total loss or agreement has been reached with~~
~~832    her underwriters in respect of her constructive,~~
~~833    compromised or arranged total loss or if such agreement~~
~~834    with her underwriters is not reached it is adjudged by a~~
~~835    competent tribunal that a constructive loss of the Vessel 836 has occurred.~~
837	(d) Either party shall be entitled to terminate this
838	Charter with immediate effect by written notice to the
839	other party in the event of an order being made or
840	resolution passed for the winding up, dissolution,

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First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

841	liquidation or bankruptcy of the other party (otherwise
842	than for the purpose of reconstruction or amalgamation)
843	or if a receiver is appointed, or if it suspends payment,
844	ceases to carry on business or makes any special
845	arrangement or composition with its creditors. See Clause 41
846	(e) The termination of this Charter shall be without
847	prejudice to all rights accrued due between the parties
848	prior to the date of termination and to any claim that
849	either party might have.
850	29. Repossession
851	In the event of the termination of this Charter in
852	accordance with the applicable provisions of Clauses 28, 41 and 42,
853	the Owners shall have the right to repossess the Vessel
854	from the Charterers at her current or next port of call, or
855	at a port or place convenient to them without hindrance
856	or interference by the Charterers, courts or local
857	authorities. Pending physical repossession of the Vessel
858	in accordance with this Clause 29, the Charterers shall
859	hold the Vessel as gratuitous bailee only to the Owners.
860	The Owners shall arrange for an authorised represent-
861	ative to board the Vessel as soon as reasonably
862	practicable following the termination of the Charter. The
863	Vessel shall be deemed to be repossessed by the
864	Owners from the Charterers upon the boarding of the
865	Vessel by the Owners’ representative. All arrangements
866	and expenses relating to the settling of wages,
867	disembarkation and repatriation of the Charterers’
868	Master, officers and crew shall be the sole responsibility
869	of the Charterers.
870	30. Dispute Resolution
871	*) (a) This Contract shall be governed by and construed
872	in accordance with English law and any dispute arising
873	out of or in connection with this Contract shall be referred
874	to arbitration in London in accordance with the Arbitration
875	Act 1996 or any statutory modification or re-enactment
876	thereof save to the extent necessary to give effect to
877	the provisions of this Clause.
878	The arbitration shall be conducted in accordance with
879	the London Maritime Arbitrators Association (LMAA)
880	Terms current at the time when the arbitration proceed-
881	ings are commenced.
882	The reference shall be to three arbitrators. A party
883	wishing to refer a dispute to arbitration shall appoint its
884	arbitrator and send notice of such appointment in writing
885	to the other party requiring the other party to appoint its
886	own arbitrator within 14 calendar days of that notice and
887	stating that it will appoint its arbitrator as sole arbitrator
888	unless the other party appoints its own arbitrator and
889	gives notice that it has done so within the 14 days
890	specified. If the other party does not appoint its own
891	arbitrator and give notice that it has done so within the
892	14 days specified, the party referring a dispute to
893	arbitration may, without the requirement of any further
894	prior notice to the other party, appoint its arbitrator as
895	sole arbitrator and shall advise the other party
896	accordingly. The award of a sole arbitrator shall be
897	binding on both parties as if he had been appointed by
898	agreement.
899	Nothing herein shall prevent the parties agreeing in
900	writing to vary these provisions to provide for the
901	appointment of a sole arbitrator.
902	In cases where neither the claim nor any counterclaim
903	exceeds the sum of US$~~5~~100,000 (or such other sum as
904	the parties may agree) the arbitration shall be conducted
905	in accordance with the LMAA Small Claims Procedure
906	current at the time when the arbitration proceedings are
907	commenced.
908   ~~*) (b) This Contract shall be governed by and construed~~
~~909    in accordance with Title 9 of the United States Code~~
~~910    and the Maritime Law of the United States and any~~
~~911    dispute arising out of or in connection with this Contract~~
~~912    shall be referred to three persons at New York, one to~~
~~913    be appointed by each of the parties hereto, and the third~~
~~914    by the two so chosen; their decision or that of any two~~
 ~~915   of them shall be final, and for the purposes of enforcing~~

~~916    any award,   judgement may be entered on an award by~~
~~917    any court of competent jurisdiction.    The proceedings~~
 ~~918    shall be conducted in accordance with the rules of the~~
 ~~919    Society of Maritime Arbitrators, Inc.~~
~~920    In cases where neither the claim nor any counterclaim~~
~~921    exceeds the sum of US$50,000 (or such other sum as~~
 ~~922    the parties may agree) the arbitration shall be conducted~~
 ~~923    in accordance with the Shortened Arbitration Procedure~~
~~924   of the Society of Maritime Arbitrators, Inc.   current at~~

~~925    the time when the arbitration proceedings are commenced.~~
~~926    *) (c) This Contract shall be governed by and construed~~
~~927    in accordance with the laws of the place mutually agreed~~
~~928    by the parties and any dispute arising out of or in~~
~~929    connection with this Contract shall be referred to~~
~~930    arbitration at a mutually agreed place, subject to the~~
~~931    procedures applicable there.~~
932	(d) Notwithstanding (a), (b) or (c) above, the parties
933	may agree at any time to refer to mediation any
934	difference and/or dispute arising out of or in connection
935	with this Contract.
936	In the case of a dispute in respect of which arbitration
937	has been commenced under (a), (b) or (c) above, the
938	following shall apply:-
939	(i) Either party may at any time and from time to time
940	elect to refer the dispute or part of the dispute to
941	mediation by service on the other party of a written
942	notice (the “Mediation Notice”) calling on the other
943	party to agree to mediation.
944	(ii) The other party shall thereupon within 14 calendar
945	days of receipt of the Mediation Notice confirm that
946	they agree to mediation, in which case the parties
947	shall thereafter agree a mediator within a further
948	14 calendar days, failing which on the application
949	of either party a mediator will be appointed promptly
950	by the Arbitration Tribunal (“the Tribunal”) or such
951	person as the Tribunal may designate for that
952	purpose. The mediation shall be conducted in such
953	place and in accordance with such procedure and
954	on such terms as the parties may agree or, in the
955	event of disagreement, as may be set by the
956	mediator.
957	(iii) If the other party does not agree to mediate, that
958	fact may be brought to the attention of the Tribunal
959	and may be taken into account by the Tribunal when
960	allocating the costs of the arbitration as between 961 the parties.
962	(iv) The mediation shall not affect the right of either
963	party to seek such relief or take such steps as it
964	considers necessary to protect its interest.
965	(v) Either party may advise the Tribunal that they have
966	agreed to mediation. The arbitration procedure shall

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART II
BARECON 2001 Standard Bareboat Charter

967	continue during the conduct of the mediation but
968	the Tribunal may take the mediation timetable into
969	account when setting the timetable for steps in the
970	arbitration.
971	(vi) Unless otherwise agreed or specified in the
972	mediation terms, each party shall bear its own costs
973	incurred in the mediation and the parties shall share
974	equally the mediator’s costs and expenses.
975	(vii) The mediation process shall be without prejudice
976	and confidential and no information or documents
977	disclosed during it shall be revealed to the Tribunal
978	except to the extent that they are disclosable under
979	the law and procedure governing the arbitration.
980	(Note: The parties should be aware that the mediation
981	process may not necessarily interrupt time limits.)
982	(e) If Box 35 in Part I is not appropriately filled in, sub- clause
983	30(a) of this Clause shall apply. Sub-clause 30(d) shall
984	apply in all cases.
985	*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;
986	indicate alternative agreed in Box 35.
987	31. Notices See Clause 52
988	(a) Any notice to be given by either party to the other
989	party shall be in writing and may be sent by fax, telex,
990	registered or recorded mail or by personal service.
991	(b) The address of the Parties for service of such
992	communication shall be as stated in Clause 52.~~Boxes 3 and 4~~
~~993   respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(Optional, only to apply if expressly agreed and stated in Box 37)

~~1       Specifications and Building Contract~~
~~2       (a) The Vessel shall be constructed in accordance with~~
~~3       the Building Contract (hereafter called “the Building~~
~~4       Contract”) as annexed to this Charter, made between the~~
~~5       Builders and the Owners and in accordance with the~~
~~6      specifications and plans annexed thereto, such Building~~
~~7      Contract, specifications and plans having been counter-~~
~~8       signed as approved by the Charterers.~~
~~9       (b) No change shall be made in the Building Contract or~~
~~10     in the specifications or plans of the Vessel as approved by~~
~~11     the Charterers as aforesaid, without the Charterers’~~
~~12     consent.~~
~~13     (c) The Charterers shall have the right to send their~~
~~14     representative to the Builders’ Yard to inspect the Vessel~~
~~15     during the course of her construction to satisfy themselves~~
~~16     that construction is in accordance with such approved~~
~~17     specifications and plans as referred to under sub-clause~~
~~18     (a) of this Clause.~~
~~19     (d) The Vessel shall be built in accordance with the~~
~~20     Building Contract and shall be of the description set out~~
~~21     therein. Subject to the provisions of sub-clause 2(c)(ii)~~
~~22     hereunder, the Charterers shall be bound to accept the~~
~~23     Vessel from the Owners, completed and constructed in~~
~~24     accordance with the Building Contract, on the date of~~
~~25     delivery by the Builders. The Charterers undertake that~~
~~26     having accepted the Vessel they will not thereafter raise~~
~~27     any claims against the Owners in respect of the Vessel’s~~
~~28     performance or specification or defects, if any.~~
~~29     Nevertheless, in respect of any repairs, replacements or~~
~~30     defects which appear within the first 12 months from~~
~~31     delivery by the Builders, the Owners shall endeavour to~~
~~32     compel the Builders to repair, replace or remedy any defects~~
 ~~33     or to recover from the Builders any expenditure incurred in~~
~~34     carrying out such repairs, replacements or remedies.~~
~~35     However, the Owners’ liability to the Charterers shall be~~
 ~~36     limited to the extent the Owners have a valid claim against~~
~~37     the Builders under the guarantee clause of the Building~~
~~38     Contract (a copy whereof has been supplied to the~~
~~39     Charterers). The Charterers shall be bound to accept such~~
~~40     sums as the Owners are reasonably able to recover under~~
 ~~41     this Clause and shall make no further claim on the Owners~~
~~42     for the difference between the amount(s) so recovered and~~
~~43     the actual expenditure on repairs, replacement or~~
~~44     remedying defects or for any loss of time incurred.~~
~~45     Any liquidated damages for physical defects or deficiencies~~
~~46     shall accrue to the account of the party stated in Box 41(a)~~
~~47     or if not filled in shall be shared equally between the parties.~~
~~48     The costs of pursuing a claim or claims against the Builders~~
~~49     under this Clause (including any liability to the Builders)~~
~~50     shall be borne by the party stated in Box 41 (b) or if not~~
~~51     filled in shall be shared equally between the parties.~~
~~52     2. Time and Place of Delivery~~
~~53     (a) Subject to the Vessel having completed her~~
~~54     acceptance trials including trials of cargo equipment in~~
~~55     accordance with the Building Contract and specifications~~
~~56     to the satisfaction of the Charterers, the Owners shall give~~
~~57     and the Charterers shall take delivery of the Vessel afloat~~
~~58     when ready for delivery and properly documented at the~~
~~59     Builders’ Yard or some other safe and readily accessible~~
~~60     dock, wharf or place as may be agreed between the parties~~
 ~~61     hereto and the Builders. Under the Building Contract the~~
~~62     Builders have estimated that the Vessel will be ready for~~
~~63     delivery to the Owners as therein provided but the delivery~~
~~64     date for the purpose of this Charter shall be the date when~~
~~65      the Vessel is in fact ready for delivery by the Builders after~~
~~66      completion of trials whether that be before or after as~~
~~67      indicated in the Building Contract. The Charterers shall not~~
~~68      be entitled to refuse acceptance of delivery of the Vessel~~
~~69      and upon and after such acceptance, subject to Clause~~
~~70      1(d), the Charterers shall not be entitled to make any claim~~
~~71      against the Owners in respect of any conditions,~~
~~72      representations or warranties, whether express or implied,~~
~~73      as to the seaworthiness of the Vessel or in respect of delay~~
~~74      in delivery.~~
~~75      (b) If for any reason other than a default by the Owners~~
~~76      under the Building Contract, the Builders become entitled~~
~~77      under that Contract not to deliver the Vessel to the Owners,~~
~~78      the Owners shall upon giving to the Charterers written~~
~~79      notice of Builders becoming so entitled, be excused from~~
~~80     giving delivery of the Vessel to the Charterers and upon~~
~~81      receipt of such notice by the Charterers this Charter shall~~
~~82      cease to have effect.~~
~~83      (c) If for any reason the Owners become entitled under~~
~~84      the Building Contract to reject the Vessel the Owners shall,~~
~~85      before exercising such right of rejection, consult the~~
~~86      Charterers and thereupon~~
~~87      (i) if the Charterers do not wish to take delivery of the Vessel~~
~~88      they shall inform the Owners within seven (7) running days~~
~~89      by notice in writing and upon receipt by the Owners of such~~
~~90      notice this Charter shall cease to have effect; or~~
~~91      (ii) if the Charterers wish to take delivery of the Vessel~~
~~92      they may by notice in writing within seven (7) running days~~
~~93      require the Owners to negotiate with the Builders as to the~~
~~94      terms on which delivery should be taken and/or refrain from~~
~~95      exercising their right to rejection and upon receipt of such~~
~~96      notice the Owners shall commence such negotiations and/~~
~~97      or take delivery of the Vessel from the Builders and deliver~~
~~98      her to the Charterers;~~
~~99      (iii) in no circumstances shall the Charterers be entitled to~~
~~100     reject the Vessel unless the Owners are able to reject the~~
~~101    Vessel from the Builders;~~
~~102    (iv) if this Charter terminates under sub-clause (b) or (c) of~~
~~103    this Clause, the Owners shall thereafter not be liable to the~~
~~104    Charterers for any claim under or arising out of this Charter 105 or its termination.~~
~~106    (d) Any liquidated damages for delay in delivery under the~~
~~107    Building Contract and any costs incurred in pursuing a claim~~
~~108    therefor shall accrue to the account of the party stated in~~
~~109    Box 41(c) or if not filled in shall be shared equally between~~
~~110    the parties.~~
~~111    3. Guarantee Works~~
~~112    If not otherwise agreed, the Owners authorise the~~
~~113    Charterers to arrange for the guarantee works to be~~
~~114    performed in accordance with the building contract terms,~~
~~115    and hire to continue during the period of guarantee works.~~
~~116    The Charterers have to advise the Owners about the~~
~~117    performance to the extent the Owners may request.~~
~~118    4. Name of Vessel~~
~~119    The name of the Vessel shall be mutually agreed between~~
~~120    the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(Optional, only to apply if expressly agreed and stated in Box 37)

~~121   painted in the colours, display the funnel insignia and fly~~
~~122   the house flag as required by the Charterers.~~
~~123   5. Survey on Redelivery~~
~~124   The Owners and the Charterers shall appoint surveyors~~
~~125   for the purpose of determining and agreeing in writing the~~
~~126   condition of the Vessel at the time of re-delivery.~~
~~127   Without prejudice to Clause 15 (Part II), the Charterers~~
~~128    shall bear all survey expenses and all other costs, if any,~~
~~129    including the cost of docking and undocking, if required,~~
~~130    as well as all repair costs incurred. The Charterers shall~~
~~131    also bear all loss of time spent in connection with any~~
~~132    docking and undocking as well as repairs, which shall be~~
~~133    paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART IV
HIRE/PURCHASE AGREEMENT
(Optional, only to apply if expressly agreed and stated in Box 42)

~~1       On expiration of this Charter and provided the Charterers~~
~~2       have fulfilled their obligations according to Part I and II~~
~~3       as well as Part III, if applicable, it is agreed, that on~~
~~4       payment of the final payment of hire as per Clause 11~~
~~5       the Charterers have purchased the Vessel with~~
~~6       everything belonging to her and the Vessel is fully paid~~
~~7       for.~~
~~8       In the following paragraphs the Owners are referred to~~
~~9       as the Sellers and the Charterers as the Buyers.~~
~~10     The Vessel shall be delivered by the Sellers and taken~~
~~11     over by the Buyers on expiration of the Charter.~~
~~12     The Sellers guarantee that the Vessel, at the time of~~
~~13     delivery, is free from all encumbrances and maritime~~
~~14     liens or any debts whatsoever other than those arising~~
~~15     from anything done or not done by the Buyers or any~~
~~16     existing mortgage agreed not to be paid off by the time~~
~~17     of delivery. Should any claims, which have been incurred~~
~~18     prior to the time of delivery be made against the Vessel,~~
~~19     the Sellers hereby undertake to indemnify the Buyers~~
~~20     against all consequences of such claims to the extent it~~
~~21     can be proved that the Sellers are responsible for such~~
~~22    claims. Any taxes, notarial, consular and other charges~~
~~23     and expenses connected with the purchase and~~
~~24     registration under Buyers’ flag, shall be for Buyers’~~
~~25     account. Any taxes, consular and other charges and~~
~~26     expenses connected with closing of the Sellers’ register,~~
~~27      shall be for Sellers’ account.~~
~~28      In exchange for payment of the last month’s hire~~
~~29      instalment the Sellers shall furnish the Buyers with a~~
~~30      Bill of Sale duly attested and legalized, together with a~~
~~31      certificate setting out the registered encumbrances, if~~
~~32      any. On delivery of the Vessel the Sellers shall provide~~
~~33      for deletion of the Vessel from the Ship’s Register and~~
~~34      deliver a certificate of deletion to the Buyers.~~
~~35      The Sellers shall, at the time of delivery, hand to the~~
~~36      Buyers all classification certificates (for hull, engines,~~
~~37     anchors, chains, etc.), as well as all plans which may~~
~~38      be in Sellers’ possession.~~
~~39      The Wireless Installation and Nautical Instruments,~~
~~40      unless on hire, shall be included in the sale without any~~
~~41      extra payment.~~
~~42      The Vessel with everything belonging to her shall be at~~
 ~~43      Sellers’ risk and expense until she is delivered to the~~
~~44      Buyers, subject to the conditions of this Contract and~~
~~45      the Vessel with everything belonging to her shall be~~
~~46      delivered and taken over as she is at the time of delivery,~~
~~47      after which the Sellers  shall  have no responsibility for~~
~~48      possible faults or deficiencies of any description.~~
~~49      The Buyers undertake to pay for the repatriation of the~~
~~50      Master, officers and other personnel if appointed by the~~
~~51      Sellers to the port where the Vessel entered the Bareboat~~
~~52      Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~53      cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

PART V
PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY
(Optional, only to apply if expressly agreed and stated in Box 43)

1	1. Definitions
2	For the purpose of this PART V, the following terms shall
3	have the meanings hereby assigned to them:
4	“The Bareboat Charter Registry” shall mean the registry
5	of the State whose flag the Vessel will fly and in which
6	the Charterers are registered as the bareboat charterers
7	during the period of the Bareboat Charter.
8	“The Underlying Registry” shall mean the registry of the
9	state in which the Owners of the Vessel are registered
10	as Owners and to which jurisdiction and control of the
11	Vessel will revert upon termination of the Bareboat
12	Charter Registration.
13	2. Mortgage
14	The Vessel chartered under this Charter is financed by
15	a mortgage and the provisions of Clause 44~~12(b) (Part II)~~
16	shall apply.
17	3. Termination of Charter by Default
~~18      If the Vessel chartered under this Charter is registered~~
~~19      in a Bareboat Charter Registry as stated in Box 44, and~~
~~20      if the Owners shall default in the payment of any amounts~~
~~21      due under the mortgage(s) specified in Box 28, the~~
~~22      Charterers shall, if so required by the mortgagee, direct~~
~~23      the Owners to re-register the Vessel in the Underlying~~
~~24      Registry as shown in Box 45.~~
25	In the event of the Vessel being deleted from the
26	Bareboat Charter Registry as stated in Box 44, due to a
27	default by the Owners in the payment of any amounts
28	due under the mortgage(s), the Charterers shall have
29	the right to terminate this Charter forthwith and without
30	prejudice to any other claim they may have against the
31	Owners under this Charter.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001

Rider Clauses to Bareboat Charter
Dated 29 March 2023
For the Bulk Carrier
M/V “Knightship”
(the “Charter”)

32.	MEMORANDUM OF AGREEMENT AND DELIVERY

(a)
A Memorandum of Agreement dated 29 March 2023 (the “MOA”) has been concluded between the Owners (in the MOA, the Owners are referred to as the “Buyers”) and the Bareboat Charterers, i.e., Knight Ocean Navigation Co (in the MOA, the Bareboat Charterers are referred to as the “Sellers”) for the sale and purchase of the Vessel.

(b)
The Owners shall deliver and the Bareboat Charterers shall take delivery of the Vessel under the Charter on an “as is, where is” basis, simultaneously with delivery of the Vessel from Sellers to the Buyers under the MOA, without any settlement for any remaining bunkers and unused lubricating oils including hydraulic oils and greases, unbroached provisions, paints, ropes and other consumable stores which are excluded from the sale and taken over by the Bareboat Charterers from the Sellers directly. The delivery date for the purpose of this Charter shall be the same date and time as for the delivery of the Vessel from the Sellers to the Buyers under the MOA. The date when the Bareboat Charterers take delivery of the Vessel hereunder is referred to as the “Delivery Date”. The Owners and the Bareboat Charterers will sign in 2 originals (one for the Owners and one for the Bareboat Charterers) on the Delivery Date a Protocol of Delivery and Acceptance (in the form of Annex 5), evidencing the date, time and place of delivery of the Vessel from the Owners to the Bareboat Charterers under this Charter. The Protocols of Delivery and Acceptance will be exchanged by pdf copy on the Delivery Date with the originals to follow as soon as possible by courier.

(c)
Provided the Vessel has been delivered to the Owners in accordance with the terms of the MOA, the Bareboat Charterers shall not be entitled to refuse terms of acceptance of delivery of the Vessel under this Charter. Upon and after delivery of the Vessel, the Owners shall have no liability whatsoever for any fault or deficiency in their description of the Vessel or for any defects in the Vessel regardless of whether such defect were apparent or latent at the time of delivery and the Bareboat Charterers shall not be entitled to make any claim against the Owners in respect of any conditions, representations or warranties whether express or implied as to the condition of the Vessel, the seaworthiness of the Vessel or otherwise howsoever.

(d)	If:

(i)	a Termination Event or an Owners’ Default occurs prior to the delivery of the Vessel by the Sellers to Owners as buyers under the MOA; and/or
(ii)
it becomes unlawful for the Owners (as buyers) to perform or comply with any or all of their obligations under the MOA or any of the obligations of the Owners under the MOA are not or cease to be legal, valid, binding and enforceable; and/or

(iii)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason,

then this Charter shall immediately terminate and be cancelled (provided that any provision hereof expressed to survive such termination or cancellation shall so do in accordance with its terms) without the need for either of the Owners or the Bareboat Charterers to take any action whatsoever. In case of a Termination Event or if the MOA expires, is cancelled, terminated, rescinded or suspended due to Sellers’ default under the MOA, the payment by Sellers of any indemnity and losses suffered by the Owners as per the provisions of Clause 14 of the MOA shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter upon the terms and conditions contained herein and the MOA upon the terms and conditions contained therein, and shall therefore be paid as full and final compensation to the Owners. The same applies in case of an Owner’s Default or if the MOA expires, is cancelled, terminated, rescinded or suspended due to Owners’ default in their capacity as Buyers under the MOA.

33.	ISM CODE

During the currency of this Charter the Bareboat Charterers shall procure at the cost and time of the Bareboat Charterers that the Vessel and the "Company" (as defined by the ISM code and so defined in this Charter) shall comply with the requirements of the ISM Code. Upon request the Bareboat Charterers shall provide a copy of the relevant document of compliance (DOC) and safety management certificate (SMC) to the Owners.

34.	CHARTER PERIOD

(a)	The Owners shall let to the Bareboat Charterers and the Bareboat Charterers shall take the Vessel on charter for the period and upon the terms and conditions contained herein.

(b)
Subject always to the provisions hereto, the period of the chartering of the Vessel hereunder (hereinafter referred to as the "Charter Period”) shall be six (6) years (unless terminated at an earlier date in accordance with the terms hereof) commencing on the Delivery Date, provided always that the chartering of the Vessel hereunder may be terminated by the Owners or the Bareboat Charterers pursuant to the provisions hereof.

35.	CHARTER HIRE

Subject to Clause 36, the Bareboat Charterers shall, throughout the Charter Period pay charter hire (hereinafter referred to as the "Charter Hire") to the Owners monthly in advance by telegraphic transfer for each successive month commencing with the Delivery Date and expiring on the redelivery of the Vessel.

The charter hire shall be comprised of the following components:
1.
Interest Component: (Outstanding Lease Amount x (3M CME Term SOFR + 2.80%) x elapsed days / 360), whereby the "Outstanding Lease Amount" refers to the Purchase Price as amortized in accordance with Annex 1. The interest component shall under no circumstance be lower than zero percent (0%).

2.	Amortization Component: Six (6) years to zero in fixed equal repayments as per Annex 1.
3.	Cost Coverage Component: USD 160 per day.

The Charter Hire shall be paid continuously throughout the Charter Period. For the last month the approximate amount of the Charter Hire covering the remaining period of the Charter Period shall be paid and should the same turn out to be higher or lower than the actual time used, the balance shall be made up as soon as possible following the conclusion of the Charter.

With reference to the interest component, and in case that the 3M CME Term SOFR ceases to be available, the Owners shall reasonably designate the alternative interest rate after consultation and agreeing with the Bareboat Charterers, but such rate shall result in an interest component that (i) shall not exceed the cost to the Mortgagee of funding the outstanding loan balance on the Vessel from any reasonable source and (ii) will be in alignment with standard market practice. The Owners also undertake to replace the benchmark rate with no additional surcharge or adjustment spread.

(Definition of 3M CME Term SOFR)

“3M CME Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to three (3) months period on the day that is fifteen U.S. Government Securities Business Days prior to the relevant due date of charter hire or other amount, as such rate is published by the Term SOFR Administrator; provided that if the relevant Term SOFR is less than zero percent (0%), such Terms SOFR shall be deemed to be zero percent (0%).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR;

“SOFR” means Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate);

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Owner in its reasonable discretion);

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities;

36.	PAYMENTS

(a)
Notwithstanding anything to the contrary contained in this Charter, all payments by the Bareboat Charterers hereunder (whether by way of hire or otherwise) shall be made in full free of bank charge and without any deduction, set-off or counter-claim as follows:-

(i)	not later than 11:00 a.m. (New York time) one Banking Date prior to the date on which the relevant payment is due under the terms of this Charter; and

(ii)
in United States Dollars to the bank account of the Owner with THE CHUGOKU BANK, LTD. KURE BRANCH (or such other bank or banks as may from time to time be notified by the Owners to the Bareboat Charterers by not less than fourteen (14) days' prior written notice) for the account of the Owners.

(b)
lf any day for the making of any payment hereunder shall not be a Banking Day (being, for all purposes of this Charter, a day, other than a Saturday or a Sunday, on which banks are open for transaction of business of the nature required by this Charter in Japan, Greece and USA) the due date for payment of the same shall be the next following Banking Day unless, in the case of a payment of hire hereunder, the next following Banking Day falls in the following calendar month, in which case the due date for the relevant payment of hire shall be the immediately preceding Banking Day.

(c)
In the event of failure by the Bareboat Charterers to pay within three (3) Banking Days after the due date for payment thereof, or in the case of a sum payable on demand, the date of demand therefore, any hire or other amount payable by them under this Charter, the Bareboat Charterers will pay to the Owners on demand interest on such hire or other amount from the date of such failure to the date of actual payment (both before and after any relevant judgment or winding up of the Bareboat Charterers) at a rate of the aggregate of 3M CME Term SOFR + 3.00%. Interest payable by the Bareboat Charterers as aforesaid shall be compounded at such intervals as the Owners shall determine and shall be payable on demand.

(d)	Any interest payable under this Charter shall accrue from day to day and shall be calculated on the actual number of days elapsed and a three hundred and sixty (360) day year.

(e)
In this Charter, unless the context otherwise requires, “month” means a period beginning in one calendar month (and, in the case of the first month, on the date of delivery hereunder) and ending in the succeeding calendar month on the day numerically corresponding to the day of the calendar month in which such period started provided that if there is no such numerically corresponding day, such period shall end on the last day in the relevant calendar month and “monthly” shall be construed accordingly.

37.	FLAG AND CLASS

The Vessel shall upon the Delivery Date be registered in the name of the Owners under the Liberian flag.

The Owners shall have no right either to transfer the flag of the Vessel from the Liberian Ship Registry to any other registry or to require the Bareboat Charterers to transfer the Vessel’s Classification Society. The Bareboat Charterers shall, at any time after the Delivery Date and at the Bareboat Charterers’ expense, have the right to transfer the Vessel’s Classification Society to any classification society being a member of IACS.

Further, Bareboat Charterers can change the flag with the Owners’ consent (such consent not to be unreasonably withheld or delayed), provided however that any expenses and time (including but not limited to legal charges for finance documents for the Vessel and fees for discharging the current mortgage over the Vessel and fees for registration of the new mortgage with the new flag state registry) shall be for the Bareboat Charterers’ account.
The Bareboat Charterers are entitled to establish standard bareboat registration on the Vessel at the costs, expense and time of the Bareboat Charterers with the Owners’ consent (such consent not to be unreasonably withheld or delayed). The Bareboat Charterers warrant to the Owner that the bareboat registration on the Vessel (if registered) will not prejudice the registration of the ownership of the Vessel and the mortgage thereof with the underlying registry.

If, during the Charter Period, there are modifications to be made to the Vessel which are compulsory for the Vessel and her operation to comply with certain requirements imposed by any changes to any applicable rules and regulations, such modifications shall be effected by the Bareboat Charterers at their cost and time.

38.	IMPROVEMENT, MODIFICATIONS AND ADDITIONS

The Bareboat Charterers shall maintain, equip and operate the Vessel so as to comply with the provisions of the Vessel’s flag state.

The Bareboat Charterers shall have the right to fit additional equipment and to make severable improvements, modifications and additions at their expense and risk. Such additional equipment, improvements, modifications and additions shall be removed from the Vessel at the Owners’ prior written request (acting reasonably), if possible, before the Vessel’s redelivery, without causing any material damage to the Vessel, provided however that the Bareboat Charterers may redeliver the Vessel without removing such additional equipment, improvements, modifications and additions if the Owners consent to Bareboat Charterers request for non-removal before the redelivery (such consent not to be unreasonably withheld or delayed).

The Bareboat Charterers shall also have the right to make structural or non-severable improvements, changes and additions to the Vessel at their own time, costs and expense and risk provided that such improvements and additions do not diminish the market value of the Vessel in any material respect and are not reasonably likely to diminish the market value of the Vessel in any material respect during or at the end of the Charter Period and do not in any way affect or prejudice the marketability of the Vessel in any material respect and are not reasonably likely to affect or prejudice the marketability of the Vessel in any material respect during or at the end of the Charter Period. In the case of any material structural change of the Vessel, the Bareboat Charterers shall give a prior notice to the Owner to obtain the Owners’ consent (such consent not to be unreasonably withheld or delayed).

39.	UNDERTAKINGS FOR INSPECTION AND QUIET ENJOYMENT

The Bareboat Charterers undertake and agree that throughout the Charter Period they will afford the Owners, after receiving from the Owners reasonable notice at reasonable times without interfering with the Vessel’s schedule, to inspect the Vessel at a time and place mutually agreed at Owners’ cost, risk and arrangement at maximum one time a year (if a Termination Event shall have occurred and be continuing, four times a year) for which the Bareboat Charterers will assist and subject to the provisions of Clause 8.

The Owners hereby undertake to the Bareboat Charterers throughout the term of this Charter that, as long as no Termination Event shall have occurred and be continuing, the Owners shall not disturb or interfere in any way whatsoever with the quiet and peaceful use, enjoyment, possession and employment of the Vessel by the Bareboat Charterers.

40.	INSURANCE, TOTAL LOSS AND COMPULSORY ACQUISITION

(a)
For the purpose of this Charter, the term “Total Loss” shall include actual or constructive or compromised or agreed or arranged total loss of the Vessel. “Compulsory Acquisition” shall have the meaning assigned thereto in Clause 25 (b) hereof.

(b)	The Bareboat Charterers undertake with the Owners that throughout the Charter Period:-

(i)
they will keep the Vessel insured on the basis of the Institute of London Underwriters "Institute Time Clause-Hull" and “Institute War and Strikes Clauses” as amended, or on such similar terms as the Bareboat Charterers shall choose with such insurers (including P&I Clubs and war risks Associations) as the Bareboat Charterers shall choose, provided that all insurances are issued with reputable insurers and the current terms and insurers as of the execution date of this Charter shall be deemed to be pre-approved, provided further that in case that any material insurance terms or the lead insurer is changed and the successor insurer is not reputable, the Charterers shall obtain the prior written consent of the Owner (which consent shall not be unreasonably withheld or delayed, (it being agreed and understood by the Bareboat Charterers that there shall be no element of self-insurance or insurance through captive insurance companies without the prior written consent of the Owners). The Bareboat Charterers agree that the Owners shall be named as co-assureds in the insurances;

(ii)
they will be properly entered in and keep entry of the Vessel with a P&I Club that is a member of the International Group of Protection and Indemnity Association for the full tonnage of the Vessel and against all prudent P&I risks in accordance with the rules of such association or club including, in case of oil pollution liability risks equal to the highest level of cover from time to time available under the basic entry with such P&I Club;

(iii)
that so long as the Vessel is mortgaged by the Mortgage (as defined in Clause 44) the policies in respect of the insurances against fire and usual marine risks and the policies or entries in respect of the insurances against war risks shall, in each case, include the loss payable clause as contained in the “Assignment of Insurance” to be entered between the Owners and the Bareboat Charterers as assignors and the Mortgagee as assignee;

(iv)
the Bareboat Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require.

(c)
Notwithstanding anything to the contrary contained in Clauses 13 and any other provisions hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis. The Bareboat Charterers shall have the option, to take out on a full hull and machinery basis increased value insurance for the Vessel.

(d)
(i) lf the Vessel shall become a Total Loss or be subject to Compulsory Acquisition the chartering of the Vessel to the Bareboat Charterers hereunder shall cease and the Bareboat Charterers shall immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter and have not been paid as at and up to the date on which the Total Loss or Compulsory Acquisition occurred (the "Date of Loss") and shall thereafter be under no obligation to pay hire, provided that (aa) the Bareboat Charterers shall pay, or procure that the relevant insurers pay, the Total Loss Compensation (as defined below) to the Owners or the Mortgagee (as assignee thereof) within one hundred and eighty (180) days (or such longer period as may be agreed in writing) of the Date of Loss and (bb) all charter hire paid by the Bareboat Charterers covering the period after the Date of Loss shall be set off against the amount of the Total Loss Compensation (as defined below).

(ii) For the purpose of ascertaining the Date of Loss:

(A)
an actual total loss of the Vessel shall be deemed to have occurred at the actual date the Vessel was lost but in the event of the date of the loss being unknown, then the actual total loss shall be deemed to have occurred on the date on which it is acknowledged by the insurers to have occurred:

(B)
a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred at the date that notice of abandonment of the Vessel is given to the insurers (provided a claim for such constructive total loss is admitted by the Insurers), or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Bareboat Charterers shall be entitled to give notice claiming a constructive total loss but prior to the giving of such notice shall be supplied with all such information as such party may request; Each of the Owners and the Bareboat Charterers, upon the request of the other, shall promptly execute such documents as may be required to enable the other to abandon the Vessel and claim a constructive total loss and shall give all possible assistance in pursuing the said claim; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause 25 (b) hereof.

(e)
All moneys payable under the insurance effected by the Bareboat Charterers pursuant to Clauses 13 and 40, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the Mortgagee(s) as assignees thereof) and applied by the Owners (or, as the case may be, the Mortgagee(s)):-

FIRSTLY, in towards Owners costs incidental to the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the aggregate of (i)  Outstanding Lease Amount at the Date of Loss plus accrued Interest Component until the date of receipt of the Total Loss Compensation (ii) any other amounts due but unpaid to the Owners under this Charter and (iii) any break fee payable by the Owners under Owners' financing of the Vessel (collectively the “Total Loss Compensation”),

THIRDLY, in payment of any surplus to the Bareboat Charterers by way of compensation for early termination.

(f)	The Owners and the Mortgagee shall execute the "Assignment of Insurance" of which contents and wording shall be mutually agreed between the Owners and the Bareboat Charterers.

(g)
The Bareboat Charterers further covenants with the Owners that the Vessel will, if applicable, be equipped and accredited with any required trading documentation and/or authorizations necessary to legitimize the entry of the Vessel into the waters of any jurisdiction as might be necessary. Such trading documentation and authorizations shall if and when applicable include, inter alia, valid certification under the International Convention on Civil Liability for Oil Pollution Damage as amended, a valid U.S. Coast Guard Certificate of Financial Responsibility (water pollution), a valid certificate from any U.S. state that requires a state equivalent of a Certificate of Financial Responsibility, a vessel classification certificate and any other credentials/certificates as might be, or may come to be, required. Copies of such trading documentation and/or authorizations shall be made available to the Owners promptly following their written request to the Bareboat Charterers.

41.	TERMINATION EVENTS

(a)	Each of the following events shall be a “Termination Event” for purposes of this Charter-

(i)
if any Charter Hire payment or any other sum payable by the Bareboat Charterers under this Charter (including any sum expressed to be payable by the Bareboat Charterers on demand) shall not be paid on the due date of payment and such failure to pay is not remedied in full within ten (10) Banking Days of receipt by the Bareboat Charterers of written notice from the Owners notifying the Bareboat Charterers of such failure and requesting that payment is made; or

(ii)
if either (A) the Bareboat Charterers shall fail at any time to effect or maintain any insurances required to be effected and maintained under this Charter, or any insurer shall avoid or cancel any such insurances (other than where the relevant avoidance or cancellation results from an event or circumstance outside the reasonable control of the Bareboat Charterers and the relevant insurance are reinstated or re-constituted in a manner meeting the requirements of this Charter) or the Bareboat Charterers shall commit any breach of or make any misrepresentation in respect of any such insurances the result of which is to entitle the relevant insurer to avoid the policy or otherwise to be excused or released from all or any of its liability thereunder to the Owners (unless, prior to the relevant insurer exercising any such right, the insurer expressly and irrevocably waives the breach or misrepresentation in question), or (B) any of the said insurances shall cease for any reason whatsoever to be in full force and effect (other than where the reason in question is outside the reasonable control of the Bareboat Charterers and the relevant insurances are reinstated or re-constituted in a manner meeting the requirements of this Charter); or

(iii)
if the Bareboat Charterers shall at any time fail to observe or perform any of their material obligations under this Charter, other than those obligations referred to in sub-clause (i) or sub-clause (ii) of this Clause 41 (a), and  if capable of remedy, such failure to observe or perform any such obligation is not remedied within fourteen (14) Banking Days of receipt by the Bareboat Charterers of a written notice from the Owners requesting remedial action; or

(iv)
if any material representation or warranty or statement by the Bareboat Charterers in connection with this Charter or in any document or certificate furnished to one party hereto by the other party hereto in connection herewith or therewith shall prove to have been untrue, inaccurate or misleading in any material respect when made and, if capable of remedy, such occurrence continues unremedied for a period of fourteen (14) Banking Days after receipt by the Bareboat Charterers of written notice from the Owners requesting remedial action; or

(v)
if an application or petition is filed for bankruptcy, rehabilitation or reorganization or other legal action of a similar nature is taken against the Bareboat Charterers or by themselves unless such application or petition is being contested in good faith and on substantial grounds and is stayed, dismissed or withdrawn within sixty (60) days after the presentation of the application or petition or any resolution passed by the Bareboat Charterers for the appointment of any liquidator, receiver, trustee, curator or sequestrator (or similar official) of the Bareboat Charterers in respect of all or a substantial part of their respective assets (save for the purposes of an amalgamation, merger, demerger or reconstruction not involving insolvency, the terms of which shall have received the prior written approval of the Owners or an amalgamation, merger, demerger or reconstruction where the Bareboat Charterers or their parent company is the surviving entity, whereby the approval of the Owners shall not be required) unless such resolution are revoked within sixty (60) days: or

(vi)
if the Bareboat Charterers shall stop payments on a substantial proportion (by value) of their financial credit obligations by reason of the Bareboat Charterers’ fault or shall cease to carry on or suspend all or a fundamental part of their business or shall make an official declaration of bankruptcy or insolvency or shall otherwise become or be adjudicated insolvent; or

(vii)
if any consent, authorization, license or approval necessary for this Charter to be or remain the valid legally binding obligations of the Bareboat Charterers, or to the Bareboat Charterers to perform their obligations hereunder or thereunder, is not granted or is revoked, suspended, withdrawn or terminated or expires and is not renewed (provided that the occurrence of such circumstances shall not give rise to a Termination Event if capable of remedy, and the same are remedied within thirty (30) days of the date of their occurrence), other than as would not be reasonably expected to result in a material adverse event.

(viii)
if the Vessel is arrest or detained or otherwise captured by any third party and the Bareboat Charterers fails to take all necessary actions to release the Vessel within thirty (30) days of occurrence of such event (excluding the arrest or detention of the Vessel which the Owners shall be responsible for in accordance with Clause 17 (b) hereof).

(ix)
if the guarantee provided by Seanergy Maritime Holdings Corp. (the “Charterers’ Guarantor”) to guarantee the Bareboat Charterers’ obligations hereunder is rescind, canceled, terminated or otherwise becomes null and void for any reason and the new guarantee is not provided by the Charterers’ Guarantor within one (1) month of occurrence of such event.

(x)	if any event as referred to in (v) or (vi) above has occurred with respect to the Charterers’ Guarantor.

(b)	Upon occurrence of any of the following events (an “Owners’ Default”):

1.
the Owners fail to comply with any material obligations under this Charter and such default, if capable of remedy, is not remedied to the Bareboat Charterers' reasonable satisfaction within twenty (20) Banking Days after notice from the Bareboat Charterers requesting Owners’ action to remedy same;

2.
if any material representation or warranty or statement by the Owners in connection with this Charter or in any document or certificate furnished to one party hereto by the other party hereto in connection herewith or therewith shall prove to have been untrue, inaccurate or misleading in any material respect when made and, if capable of remedy, such occurrence continues unremedied for a period of fourteen (14) Banking Days after receipt by the Owners of written notice from the Bareboat Charterers requesting remedial action;

3.
it is or becomes unlawful for the Owners to perform any of their obligations in any material respects under this Charter or this Charter or any obligation of the Owners under this Charter ceases to be legal, valid, binding or enforceable, and which, if capable of remedy, is not rectified within fourteen (14) Banking Days after occurrence thereof;

4.	ownership of the Vessel is transferred by the Owners in breach of Clause 22 (b);

5.	Subject always to Clause 17 (b), the Vessel is under arrest, detention, seizure or confiscation as a direct result of the Owners’ actions or omissions;

6.
there is a change in the legal and/or beneficial owner of the shares in the Owners without the Bareboat Charterers’ prior written approval (such approval not to be unreasonably withheld or delayed), other than in favour of an affiliate of the Owners;

7.	any of the following occurs in relation to the Owners:

i)
an application or petition is filed for bankruptcy, rehabilitation or reorganization or other legal action of a similar nature is taken against the Owners or by themselves or any order shall be made unless such application or an application or petition is filed for bankruptcy, rehabilitation or reorganization or other legal action of a similar nature is taken against the Owners or by themselves or any order shall be made  unless such application or petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within sixty (60) days of the presentation of the application or petition or any resolution passed by the Owners for the appointment of any liquidator, receiver, trustee, curator or sequestrator (or similar official) of the Owners in respect of all or a substantial part of their respective assets (save for the purposes of an amalgamation, merger or reconstruction not involving insolvency, the terms of which shall have received the prior written approval of the Bareboat Charterers or an amalgamation, merger or reconstruction where the Owners or their parent company is the surviving entity) unless such resolution are revoked within sixty (60) days: or

ii)
if the Owners shall stop payments to a substantial proportion (by value) to their creditors by reason of the Owners’ fault or shall cease to carry on or suspend all or a substantial part of their business or shall make an official declaration of bankruptcy or insolvency or shall otherwise become or be adjudicated insolvent

Provided no Termination Event has occurred and is continuing, if an Owners’ Default occurs (and in respect of which any grace period or other period of time is granted, such period has elapsed), as long as such Owners’ Default is continuing, the following provisions shall apply:

(A)	the obligation of the Bareboat Charterers to pay Charter Hire shall immediately cease until such Owners’ Default is rectified;

(B)	the Bareboat Charterers shall have the option immediately thereafter to:

i)
exercise its option to purchase the Vessel in accordance with Clause 49 (without having the obligation to send one (1) month prior notice pursuant to Clause 49) for the amount set out therein less the losses, costs and expenses directly incurred by the Bareboat Charterers due to the Owner's Default and less the premium set out in Annex 2; or

ii)
terminate this Charter whereupon the Owners shall pay to the Bareboat Charterers the losses, costs and expenses directly incurred by the Bareboat Charterers due to the Owner's Default. For the avoidance of doubt, nothing precludes the Bareboat Charterers from engaging in discussions with new owners of the Vessel or any administrator thereof as the case may be, to continue the Charter.

42.	OWNERS' RIGHTS ON TERMINATION

(a)
Subject to the provisions of Clause 41 hereof and that no Owners’ Default has occurred and is continuing, at any time after a Termination Event shall have occurred and be continuing, the Owners may, by written notice to the Bareboat Charterers immediately, or on such date as the Owners shall specify, terminate the chartering by the Bareboat Charterers of the Vessel under this Charter, whereupon the Vessel shall no longer be in the possession of the Bareboat Charterers with the consent of the Owners, and the Bareboat Charterers shall redeliver the Vessel to the Owners as per Clause 42 (b) and (c) hereof.

(b)
If the chartering of the Vessel under the Charter is terminated in accordance with this Clause 42, the Bareboat Charterers shall redeliver the Vessel free from any cargoes, charters, liens, encumbrances, debts, other claims, arrests or detentions (other than this Charter and those created or incurred by the Owners), without delay, substantially in the same condition and class as that in which she was delivered, fair wear and tear excepted, at a safe and ice-free and practical for both parties redelivery port or place as reasonably indicated by the Owners and pay to the Owners the following Termination Compensation immediately on the date of termination (the “Termination Date"):-

Termination Compensation shall mean the aggregate of (A) all Charter Hire due and payable, but unpaid, under this Charter to (and including) the Termination Date together with interest accrued thereon pursuant to Clause 36 (c) and (d) hereof from the due date for payment thereof to the Termination Date, (B) any sums, other than Charter Hire, due and payable by the Bareboat Charterers, but unpaid, under this Charter (including but not limited to the Owners’ reasonable costs incurred due to the relevant Termination Event) together with interest accrued thereon pursuant to Clause 36 (c) and (d) to the Termination Date, and (C) any break costs payable under Owners' financing of the Vessel incurred due to the Termination Event.

For the avoidance of doubt, except for the Termination Compensation, the Owners shall not have any right to claim further compensation from the Bareboat Charterers to recover any other direct or indirect, punitive or consequential, loss or damage to the Owners caused by the termination of this Charter in accordance with the applicable laws.

(c)
All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Bareboat Charterers’ Master, officers and crew shall be the sole responsibility of the Bareboat Charterers.

(d)
If the Bareboat Charterers fail to meet in full the Owner’s demand for payment of the Termination Compensation within ten (10) Banking Days of the date on which the Owners requested such payment, then the Owners shall, at the Bareboat Charterers’ cost and time, obtain an appraisal of the market value of the Vessel by obtaining a valuation from each of Fearnley Offshore, and Simpson Spence Young. The market value of the Vessel shall be the average of the two valuations received. In the event that the market value of the Vessel based on the two valuations obtained is higher than the aggregate sum of (i) Owners’ outstanding principal loan, interests accrued thereon up to the expected date of sale and other amounts (than break costs) to be paid by the Owners under its financing of the Vessel and (ii) the Termination Compensation, then the Owners shall be obliged to put the Vessel on the market (with the co-operation of the Bareboat Charterers, if need be) for finding of a buyer. The Owners shall use its reasonable efforts to enter into an agreement for the sale of the Vessel within thirty (30) days thereafter and the net proceeds from the sale of the Vessel shall be divided between the parties as follows:

(A)
An amount equal to the aggregate of the (i) duly documented expenses and costs as may have been incurred by the Owners in respect of the sale of the Vessel (including the fees and costs incurred in relation to the valuation of the Vessel and brokers’ fee if appointed for sale of the Vessel), plus (ii) the outstanding principal loan, interests thereon up to the completion of the sale and other amounts (than break costs) to be paid by the Owners under Owners' financing of the Vessel, plus (iii) the Termination Compensation shall be retained by the Owners; and

(B)
the balance of the net sale proceeds shall be paid to the Bareboat Charterers. The Bareboat Charterers shall pay the shortfall to the Owners if the net proceeds for the sale of the Vessel is less than the amount in (A) above.

(e)
If the Charter is terminated in accordance with this Clause 42 then, notwithstanding anything herein to the contrary, the Bareboat Charterers shall have the right to exercise its option to purchase the Vessel in accordance with, and for the relevant amount, set out in Clause 49 (notwithstanding the Charterers' obligation to send three (3) months prior written notice pursuant to Clause 49), it being understood and agreed that the Bareboat Charterers exercise of such option shall be construed and considered as a remedy of the relevant Termination Event and no other Termination Compensation or other costs or fees shall be payable by the Bareboat Charterers without prejudice to the Owners’ right to claim direct damages (not including loss of profits or earnings) against the Charterers if occurred due to the relevant Termination Event.

If the Bareboat Charterers exercise the purchase option, the Bareboat Charterers shall declare the exercise of such purchase option within 15 Banking Days of the Termination Date, failing which the Bareboat Charterers shall lose the purchase option. In the event that the Charterers declare the exercise of such purchase option after 10 Banking Days of the Termination Date, the Charterers shall reimburse the Owners for all costs and expenses incurred for arrangement of valuation of the Vessel under 42(d) hereof within ten (10) Banking Days of Owner’s demand.

If the Bareboat Charterers declared the exercise of the purchase option, the Bareboat Charterers shall purchase the Vessel in accordance with Clause 49 within two (2) months of the Termination Date, failing which the Bareboat Charterers shall lose the purchase option.

(f)
In the event of any of the following, the Bareboat Charterers shall, as soon as practicable thereafter, redeliver the Vessel to the Owners together with payment of the Termination Compensation in accordance with Clause 42 (b) and (c) without prejudice to the Owners’ rights hereunder, until such time the Bareboat Charterers shall, as gratuitous bailee, hold, insure and maintain the Vessel for the benefit of the Owners in accordance with the terms and conditions of this Charter as if this Charter had continued without the occurrence of the Termination Event:

(i)	If Bareboat Charterers meet in full the Owner’s demand for payment of the Termination Compensation within ten (10) Banking Days of the date on which the Owners requested such payment;

(ii)
the market value of the Vessel as assessed pursuant to Clause 42 (d) is not higher than the aggregate sum of (i) Owners’ outstanding principal loan, interests accrued thereon up to the expected date of sale and other amounts (than break costs) to be paid by the Owners under its financing of the Vessel and (ii) the Termination Compensation; or

(iii)	the Bareboat Charterers declared the exercise of the purchase option of the Vessel but fail to purchase her within two months of the Termination Event.

43.	NAME

The Bareboat Charterers shall, subject only to prior notification to the relevant authorities of the jurisdiction in which for the time being the Vessel is registered and at least fourteen (14) days prior written notice to the Owners, be entitled from time to time to change the name of the Vessel at the Bareboat Charterers’ cost and time. In such case, the Owners undertake to sign any required forms reasonably requested by the relevant authorities. During the Charter Period, the Bareboat Charterers shall have the liberty to paint the Vessel in their own colors, install and display their funnel insignia and fly their own house flag. Painting and installment shall be at Bareboat Charterers’ expenses and time.

The Owners shall have no right to change the name of the Vessel during the Charter Period.

44.	MORTGAGE and ASSIGNMENT

The Bareboat Charterers agrees that, so long as the Owners’ lenders are a bank or similar financial institution with investment grade rate or an affiliate of the Owners, the Owners shall be entitled, at any time during the term of this Charter and without requiring consent of, but with at least fifteen (15) Banking Days prior written notice to the Bareboat Charterers, to grant to their lenders or an agent or security trustee of their lenders (i) mortgage(s) securing its interest over the Vessel (the “Mortgage”) and/or (ii) one or more assignment(s) of any or all the rights, title, interests and benefit of the Owners in this Charter or any Security Document, the earnings generated by this Charter, the Insurances over the Vessel and all other rights of the Owners, as security for any facility in relation to the financing or re-financing of the Vessel subject to such mortgage and assignment(s) being in favor of the lenders or an agent or security trustee of the lenders or an affiliate of the Owners, PROVIDED ALWAYS that such Mortgage or assignment or other security documents shall only be provided for the purpose of financing or re-financing the acquisition of this Vessel. On delivery date of the Vessel hereunder, Owners will establish the Mortgage in favour of THE CHUGOKU BANK, LTD. being the financier for purchasing cost of the Vessel and the Mortgagee, and the Bareboat Charterers hereby give their consent thereto.

Bareboat Charterers agree that the Bareboat Charterers and the Charterers’ Guarantor to sign an acknowledgement to any such assignment(s) or any other comparable document reasonably required by the Mortgagee, in favor of the Mortgagee. Any cost incurred by the Bareboat Charterers shall be for Owners' account.

Except as set out above, neither party shall assign its right or obligations or parts thereof to any third party without the written consent of the other.

In respect of the Vessel the Owners undertake not to borrow more than the respective purchase option prices as set out at the relevant milestone in Clause 49 hereof and the amount of any Mortgage(s) to be granted in favor of the Owners’ Lender shall not exceed the purchase price of the Vessel under the MOA.

The Owners procure that the Mortgagee shall duly execute and deliver a quite enjoyment letter in favour of the Bareboat Charterers in the form indicated in Annex 4 hereof or otherwise agreed by and between the Bareboat Charterers and the Mortgagee.

45.	NOT IN USE

46.	NOT IN USE

47.	NOT IN USE

48.	NOT IN USE

49.	BAREBOAT CHARTERERS' OPTION TO PURCHASE VESSEL

(a) The Bareboat Charterers or their guaranteed nominee shall have the option to purchase the Vessel at any time from the end of 2nd year after the Delivery Date onwards throughout the Charter Period on a strictly "as is where is" basis (physically) (the “Purchase Option”).

(b) The Purchase Option may be exercised from the 2nd anniversary of the Delivery Date provided however that the Owners are given by the Bareboat Charterers a minimum three (3) months prior written irrevocable notice, executed by a duly authorized officer or attorney-in-fact, of their intention to exercise the Purchase Option.

(c) The price to be paid by the Bareboat Charterers for the Vessel shall be as set out in Annex 2 hereto and shall between relevant year-end dates be adjusted and calculated on a pro-rata basis.

(d) Upon the Owners’ receipt in full of the payment of the applicable Purchase Option price and other amounts due and payable to the Owners under this Charter (until such full payment, the Owners shall not be obligated to transfer tile to the Vessel to the Bareboat Charterers), the Owners shall (except in case of Total Loss) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Bareboat Charterers or their guaranteed nominees free of all debts, encumbrances, mortgages and maritime liens which have been created or incurred by the Owners, and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document necessary to transfer the title of the Vessel to the Bareboat Charterers (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners). Upon delivery, the Bareboat Charterers shall provide the Owners with the documents as the Owners may reasonably require for the sale of the Vessel under this Clause 49 (such as minutes and POA). No separate Memorandum of Agreement will be required for the sale and purchase of the Vessel pursuant to this Clause 49.

(e) Any security granted by the Bareboat Charterers in favor of the Owners, any of the Owners' financiers or to any other persons to the benefit of the Owners shall be released prior to the time of delivery of the Vessel to the Bareboat Charterers pursuant to this Clause 49. Any costs for release of security granted by the Bareboat Charterers in favor of the Owners shall be for Bareboat Charterers’ account.

(f) Further, the following provisions shall apply to the sale and purchase of the Vessel under this Clause 49:

(i)
The Owners as seller makes no representation or warranty (and whether expressed or implied by statute, common law or others) as to any seaworthiness, merchantability, condition, design, description, operation, performance, capacity, quality, durability, or fitness for use or as to the eligibility of the Vessel with everything belonging to her for any particular purpose or trade whatsoever; and

(ii)
If the Bareboat Charterers shall appoint a guaranteed nominee as a buyer (the “Nominated Buyer”) under this Clause 49, the Bareboat Charterers shall unconditionally and irrevocably, as principal debtor and not merely as surety, guarantee any and all obligations of the Nominated Buyer under the sale and purchase of the Vessel in this Clause 49.

50.	NOT IN USE

51.	MISCELLANEOUS

(a)
The terms and conditions of this Charter and the respective rights of the Owners and the Bareboat Charterers shall not be waived or varied otherwise than by an instrument in writing of the same date as or subsequent to this Charter executed by both parties or by their duly authorized representatives.

(b)
No failure or delay on the part of the Owners or the Bareboat Charterers in exercising any power, right or remedy hereunder or in relation to the Vessel shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any such right or power or the exercise of any other right, power or remedy.

(c)
lf any terms or condition of this Charter shall to any extent be illegal, invalid or unenforceable, the remainder of this Charter shall not be affected thereby and all other terms and condition shall be legal valid and enforceable to the fullest extent permitted by law.

52.	COMMUNICATIONS

Except as otherwise provided for in this Charter, all notices or other communications under or in respect of this Charter to either party hereto shall be in writing and shall be made or given to such party at the address, facsimile number or e-mail address appearing below (or at such other address, facsimile number or e-mail address as such party may hereafter specify for such purposes to the other by notice in writing):-

(i) in the case of the Owners to
Great Something Co. Ltd
c/o Evahline Inc.
3-7-37 Nishichuo, Kure City, Hiroshima-Pref.,737-0811 Japan
Tell:   +81-823-32-5124
Fax:   +81-823-32-5126
Email: watanabe@evahline.jp   &   oggroup@evahline.jp

(ii) in the case of the Bareboat Charterers to
Knight Ocean Navigation Co.
c/o 154 Vouliagmenis Avenue, 16674, Glyfada, Greece
Tel: +30 213 0181500
E-mail: finance@seanergy.gr & legal@seanergy.gr
Attention: Mr. Stavros Gyftakis

A written notice includes a notice by facsimile or e-mail. A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place.

Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received on delivery, any communication by e-mail shall be deemed to be received upon transmission of the automatic answer back of the addresses and any communication by facsimile shall be deemed to be received upon appropriate acknowledgment by the addressee's receiving equipment

All communications and documents delivered pursuant to or otherwise relating to this Charter shall either be in English or accompanied by a certified English translation by an authorized translator.

53.	TRADING IN WAR RISK AREA

The Bareboat Charterers have the right to order the Vessel into an area subject to War Risks as defined in Clause 26 (the “War Risks Area”) provided that all Marine, War and P&I insurance are maintained with full force and effected and Bareboat Charterers shall pay and all additional premiums to maintain such insurance and comply with the relevant requirements under Marine, War and P&I insurance. If any Marine. War or P&I insurance ceases to be effective, the Charterers forthwith direct the Vessel to move out of the War Risks Area.

54.	INVENTORIES, OIL AND STORES

The Owners shall, at the time of redelivery without the Charterers purchasing the Vessel in accordance with the Charter, take over and pay for all remaining bunkers, and unused lubricating and hydraulic oils and unused greases in the said Vessel at the last purchase price of the Bareboat Charterers with supporting vouchers/invoices. However, the Bareboat Charterers shall not pay to the Owners at the time of delivery for any bunkers, lubricating and hydraulic oil and greases, provisions, paints, ropes and consumable stores which the Bareboat Charterers have supplied to the Vessel at the Bareboat Charterers' expense prior to delivery.

55.	TRADE AND COMPLIANCE CLAUSE

The Bareboat Charterers and the Owners hereby agree that neither they or their directors or Owners’ group of companies/shareholders and to the best of their knowledge under this Charter have been designated under any applicable national or international law or regulation imposing trade and economic sanctions, including the USA, the EU, the UK, Japan and the UN. Further, the Bareboat Charterers and the Owners agree that performance of this Charter will not infringe any sanctions or restrictions under any applicable national or international law or regulation imposing trade or economic sanctions.

The Owners and the Bareboat Charterers agree and undertake to each other that the Vessel shall not sail, trade or operate or otherwise be used in any countries, territories, ports and other areas subject to any applicable national or international law or regulation imposing trade and economic sanctions, including the USA, the EU, the UK, Japan and the UN.

56.	MINIMUM VALUE

a)
The Bareboat Charterers shall procure that during the Charter Period, the market value of the Vessel shall be equal to or higher than 120% of the Outstanding Lease Amount (the “Minimum Value”). On every twelve month anniversary of the Delivery Date, the Bareboat Charterers shall, at their own cost and time, obtain and deliver a valuation from each of Fearnley Offshore, and Simpson Spence Young , evidencing the market value of the Vessel (the average of the two valuations received being called the “Market Value”).

b)	If the Market Value is less than the Minimum Value, the Bareboat Charterers shall remedy the same by either (and the Owners' option):
(i)	prepay the Amortization Component of the Charter Hire at least in the amount equal to the Minimum Value less the Market Value (the “Difference Amount”); or
(ii)	make available to the Owners a cash collateral of the Difference Amount or more,

required to restore the aforesaid ratio.

The prepayment of the Amortisation Component of the Charter Hire or provision of the cash collateral as set out above shall be made on next following payment of charter hire, provided, however, that if the next following date for payment of charter hire is less than 30 days after notification of the breach of the minimum value clause, then the payment shall be made no later than on the second Payment Date thereafter. In the event of a prepayment of the Amortisation Component of the Charter Hire, future Charter Hire payments shall be adjusted accordingly pro rata, reflecting the new outstanding Amortisation Component.

If the Market Value, including the value of the cash collateral previously provided by the Bareboat Charterers exceeds or is 120% of the Outstanding Lease Amount, the Owners, after receiving a notice from the Bareboat Charterers to do so (such notice to include evidence, at the cost of the Bareboat Charterers, satisfactory to the Owners that the ratio specified in Clause 56 a) has been maintained for a period of 3 months prior to such notice) will release any such cash collateral specified by the Bareboat Charterers to the extent that the relevant ratio shall continue to be at least the percentage required pursuant to Clause 56 a) at the relevant time following such release.

In the event the cash collateral is provided by the Charterers pursuant to this Clause 56. such cash collateral shall be held by the Owners. If this Charter is terminated by the Owners in accordance with Clause 49, the Owners may set off such cash collateral against the equivalent amount of the Termination Compensation.

57.	COSTS
a)
Each of the Owners and the Bareboat Charterers shall bear the costs and expenses they incur in connection with the negotiation, preparation and execution of this Charter and any other documents prepared in connection hereto, provided however, that Bareboat Charterers accept to pay to the Owners a upfront fee of USD 150,000.

b)	The upfront fee shall be payable together with the first installment of Charter Hire.

58.	CHARTERERS’ UNDERTAKINGS

(a)	The Bareboat Charterers shall notify the Owners forthwith of:

(i)	any accident to the Vessel involving repairs the cost whereof will or is likely to exceed in the aggregate the sum of US$ 500,000.00 or the equivalent in any other currency;

(ii)	any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss or Compulsory Acquisition;

(iii)	any arrest, detention, seizure or confiscation of the Vessel, or the exercise or purported exercise of any lien on the Vessel; and/or

(iv)	occurrence of the Termination Event or any occurrence in consequence whereof the Termination occurs or is likely to occur.

(b)	The Bareboat Charterers shall, at all times, place and maintain in a conspicuous place in the navigation room and in the cabin of the Captain of the Vessel a printed notice in the following form:-

NOTICE OF MORTGAGE

“This Vessel is subject to a First Preferred Liberian Ship Mortgage in favour of THE CHUGOKU BANK, LTD. under authority of Title 21 of the Liberian Code of Law of 1956 as amended. Under the terms of the said Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other person shall have any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages and salvage.”

Annex 1

Overview of Outstanding Lease Amount and Amortization:

Year	Month	Opening Balance	Amortization	Ending balance/Outstanding Lease Amount
0	0	19,000,000.00		19,000,000.00
1	1	19,000,000.00	263,889.89	18,736,110.11
1	2	18,736,110.11	263,889.89	18,472,220.22
1	3	18,472,220.22	263,889.89	18,208,330.33
1	4	18,208,330.33	263,889.89	17,944,440.44
1	5	17,944,440.44	263,889.89	17,680,550.55
1	6	17,680,550.55	263,889.89	17,416,660.66
1	7	17,416,660.66	263,889.89	17,152,770.77
1	8	17,152,770.77	263,889.89	16,888,880.88
1	9	16,888,880.88	263,889.89	16,624,990.99
1	10	16,624,990.99	263,889.89	16,361,101.10
1	11	16,361,101.10	263,889.89	16,097,211.21
1	12	16,097,211.21	263,889.89	15,833,321.32
2	13	15,833,321.32	263,889.89	15,569,431.43
2	14	15,569,431.43	263,889.89	15,305,541.54
2	15	15,305,541.54	263,889.89	15,041,651.65
2	16	15,041,651.65	263,889.89	14,777,761.76
2	17	14,777,761.76	263,889.89	14,513,871.87
2	18	14,513,871.87	263,889.89	14,249,981.98
2	19	14,249,981.98	263,889.89	13,986,092.09
2	20	13,986,092.09	263,889.89	13,722,202.20
2	21	13,722,202.20	263,889.89	13,458,312.31
2	22	13,458,312.31	263,889.89	13,194,422.42
2	23	13,194,422.42	263,889.89	12,930,532.53
2	24	12,930,532.53	263,889.89	12,666,642.64
3	25	12,666,642.64	263,889.89	12,402,752.75
3	26	12,402,752.75	263,889.89	12,138,862.86
3	27	12,138,862.86	263,889.89	11,874,972.97
3	28	11,874,972.97	263,889.89	11,611,083.08
3	29	11,611,083.08	263,889.89	11,347,193.19

3	30	11,347,193.19	263,889.89	11,083,303.30
3	31	11,083,303.30	263,889.89	10,819,413.41
3	32	10,819,413.41	263,889.89	10,555,523.52
3	33	10,555,523.52	263,889.89	10,291,633.63
3	34	10,291,633.63	263,889.89	10,027,743.74
3	35	10,027,743.74	263,889.89	9,763,853.85
3	36	9,763,853.85	263,889.89	9,499,963.96
4	37	9,499,963.96	263,889.89	9,236,074.07
4	38	9,236,074.07	263,889.89	8,972,184.18
4	39	8,972,184.18	263,889.89	8,708,294.29
4	40	8,708,294.29	263,889.89	8,444,404.40
4	41	8,444,404.40	263,889.89	8,180,514.51
4	42	8,180,514.51	263,889.89	7,916,624.62
4	43	7,916,624.62	263,889.89	7,652,734.73
4	44	7,652,734.73	263,889.89	7,388,844.84
4	45	7,388,844.84	263,889.89	7,124,954.95
4	46	7,124,954.95	263,889.89	6,861,065.06
4	47	6,861,065.06	263,889.89	6,597,175.17
4	48	6,597,175.17	263,889.89	6,333,285.28
5	49	6,333,285.28	263,889.89	6,069,395.39
5	50	6,069,395.39	263,889.89	5,805,505.50
5	51	5,805,505.50	263,889.89	5,541,615.61
5	52	5,541,615.61	263,889.89	5,277,725.72
5	53	5,277,725.72	263,889.89	5,013,835.83
5	54	5,013,835.83	263,889.89	4,749,945.94
5	55	4,749,945.94	263,889.89	4,486,056.05
5	56	4,486,056.05	263,889.89	4,222,166.16
5	57	4,222,166.16	263,889.89	3,958,276.27
5	58	3,958,276.27	263,889.89	3,694,386.38
5	59	3,694,386.38	263,889.89	3,430,496.49
5	60	3,430,496.49	263,889.89	3,166,606.60
6	61	3,166,606.60	263,889.89	2,902,716.71
6	62	2,902,716.71	263,889.89	2,638,826.82
6	63	2,638,826.82	263,889.89	2,374,936.93
6	64	2,374,936.93	263,889.89	2,111,047.04
6	65	2,111,047.04	263,889.89	1,847,157.15
6	66	1,847,157.15	263,889.89	1,583,267.26
6	67	1,583,267.26	263,889.89	1,319,377.37
6	68	1,319,377.37	263,889.89	1,055,487.48
6	69	1,055,487.48	263,889.89	791,597.59
6	70	791,597.59	263,889.89	527,707.70
6	71	527,707.70	263,889.89	263,817.81
6	72	263,817.81	263,817.81	0.00

Annex 2

Purchase Option Price:

Period	Premium (% of outstanding lease)	Purchase option price (USDm)
At the end of 2nd year	3%	USD 13,046,641.92
At the end of 3rd year	3%	USD 9,784,962.88
At the end of 4th year	2.75%	USD 6,507,450.63
At the end of 5th year	2.25%	USD 3,237,855.25
At the end of 6th year	0.0%	USD 0.00

Annex 3

Vessel Details:

Vessel Name: Knightship
Official number: 17746
Call sign: D5MN5
IMO number: 9507893
Home port: Monrovia, Liberia
Class society: Bureau Veritas

Length overall: 291.97 M
Breadth: 45 M
NT: 50,500
GT: 93,186

Annex 4

Form of Letter of Quiet Enjoyment:

Letter of Quiet Enjoyment

To: Knight Ocean Navigation Co., of the Republic Liberia

Date: ________________, 2023

Dear Sirs,

RE: “KNIGHTSHIP” (IMO NO. 9507893) (the “Vessel”)

1.
We refer to the bareboat charter party dated March [●] 2023 and entered into between Knight Ocean Navigation Co., of the Republic of Liberia (the “Bareboat Charterers”) as charterer and GREAT SOMETHING CO., LTD. of the Republic of the Marshall Islands (the “Owners”) as owner relating to the Vessel (the “Charterparty” as amended and supplemented, as the case may be).

2.
This is to notify you that the Vessel has been mortgaged to us (the "Mortgagee") by the Owners pursuant to a first preferred ship mortgage dated [●] 2023 (the “Mortgage” as amended and supplemented, as the case may be) which has been executed in our favor as security among other things for the Owners’ obligations under a loan agreement in our favor dated [●] 2023 executed (among others) by our company as lender and the Owners as borrower (the “Loan Agreement” as amended and supplemented, as the case may be) (The Loan Agreement, the Mortgage, the Assignment of Insurance, and the Assignment of Charter Hire and all of their addenda, amendments and supplements from time to time in force being hereinafter collectively referred to as the “Finance Documents”).

3.
In consideration of the due performance and observance by the Bareboat Charterers of (i) all of their material obligations under the Charterparty (subject to any grace periods, if any, as provided in the Charterparty), (ii) all of their obligations and undertakings under an Assignment of Insurance dated [●] (the “Assignment of Insurance”) and (iii) all matters which the Bareboat Charterers have agreed to comply with in the acknowledgement and undertaking dated [●] (the “Acknowledgement and Undertaking of AOC") in relation to the assignment of charter hire and other moneys under the Charterparty and the charter guarantee (the “Assignment of Charter Hire”), and other sufficient good and valuable consideration, receipt of which is hereby acknowledged by our company, we hereby irrevocably undertake and confirm to the Bareboat Charterers the following:

(1)	We, as the Mortgagee, during the charter period under the Charterparty, irrevocably and unconditionally undertake that we shall not and will not in any way whatsoever:

a)	take possession of the Vessel nor issue any arrest, detention or similar proceedings against the Vessel in any jurisdiction;

b)
exercise any rights and powers granted to the Mortgagee to enforce the Mortgage, including the power of sale or other disposal of the Vessel or to disturb or interfere with your quiet and peaceful use, possession and quiet enjoyment of the Vessel pursuant to the terms of the Charterparty or make any claim or take any action or issue proceedings which will result in the Vessel being arrested, detained or sold (whether by public auction or private treaty) or take any other similar action in relation to the Vessel in any jurisdiction, or exercise against the Vessel any right or remedy which would diminish, prejudice or interfere, or otherwise be inconsistent with the Bareboat Charterers’ rights, options (including, without limitation the quiet and peaceful use, possession and enjoyment of the Vessel and the Purchase Option) benefits or privileges under the Charterparty in accordance with the terms thereof; or

c)	appoint a receiver in respect of the Vessel; or

d)	take any step to wind up, liquidate, or place in administration or receivership the Bareboat Charterers or commence or continue any analogous proceedings in any jurisdiction; or

e)
exercise against the Vessel any other right or remedy in a manner that could diminish, prejudice or interfere with your rights, options, benefits or privileges under the Charterparty or otherwise interfere with the quiet and peaceful possession, use and enjoyment of the Vessel by the you under the Charterparty.

f)
agree to any re-borrowing of any amount repaid under the Loan Agreement for the financing the Owner in respect of the Vessel, any increase in the principal amount or any extension to the maturity date in respect of the Loan Agreement without the Bareboat Charterers’ prior written consent which shall not be unreasonably withheld, delayed or conditioned.

(2)	Clause 3(1) hereof shall not apply in full and the Mortgagee shall be free to exercise and enforce the Mortgage and other Finance Documents without any limitation at any time if:

a)	any event or circumstance set forth as “Termination Event” in Clause 41(a) of the Charterparty shall have occurred and which is continuing without the full remedy; or

b)	the Bareboat Charterers fail to perform or comply with its obligations under the Assignment of Insurance; or

c)	the Bareboat Charterers fail to comply with the matters stipulated in the Acknowledgement and Undertaking of AOC.

4.
Provided that no events as referred to in Clause 3 (2) hereof shall have occurred and is continuing, after the occurrence of any events of default under the Loan Agreement or any other Finance Documents ("Events of Default"), there shall be no interruption of the Bareboat Charterers' right of quiet enjoyment granted under this letter. Notwithstanding the foregoing, the Mortgagee shall in such case be entitled to serve a written notice (the “Notice”) to the Bareboat Charterers requiring the Bareboat Charterers to select either of (a) assume all rights and obligations of the Owner under the Loan Agreement on the only condition that the ownership of the Vessel is transferred to the Bareboat Charterer (the “Assumption”) and (b) purchase the Vessel at the price equal to the aggregate of all amounts (including but not limited to the outstanding principal amount, interest thereon and costs to be borne by the Owner) payable to the Mortgagee under the Loan Agreement and other Finance Documents (the “Purchase”). The Parties agree to take all steps necessary for the transfer of ownership of the Vessel and (in case of the Assumption) for the Bareboat Charterer to assume the obligations of the Owners under the Loan Agreement.

If the Bareboat Charterers fail to complete the Assumption or the Purchase as selected by the Bareboat Charterers, or fail to select either of them, within three (3) months of receipt of the Notice, for any reason other than solely attributable to the Mortgagee or the Owner, thereafter the Mortgagee shall be free to exercise and enforce the Mortgage and other Finance Documents without limitation.

5.
We as the Mortgagee undertake that we will release any security interest over or in respect of the Vessel in favour of the Mortgagee (including vessel mortgage) upon receipt of the full amount of the respective Purchase Option Price as set out in the Bareboat Charterparty and any amounts due but unpaid by the Bareboat Charterers under the Bareboat Charter Party.

6.	A person who is not a party to this Letter may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

7.	We hereby confirm that this letter is executed by person who is acting under the authority of the Mortgagee.

8.	This letter shall be binding upon us and our successors and any assignee of our rights under the Loan Agreement for so long as the Charterparty remains in effect.

9.	All notices and communication between the parties shall take place in writing in accordance with the below contact details:

Knight Ocean Navigation Co.
c/o 154 Vouliagmenis Avenue
16674, Glyfada, Greece
Attn: Mr. Stavros Gyftakis
Phone: + 30 213 0181500
E-mail: finance@seanergy.gr & legal@seanergy.gr

THE CHUGOKU BANK, LTD. (Ship Finance Center)
2-9, Higashigosho-cho, Onomichi City, Hiroshima-Pref., Japan
Phone: +81-848-25-2160
Fax: +81-848-25-3780

10.	By its countersignature of this Letter, the Owners and the Bareboat Charterers acknowledge and consent to the terms hereof.

11.	This letter shall become effective and binding on the Mortgagee, the Owners and the Bareboat Charterers upon the Owners and the Bareboat Charterers counter-signing this letter.

12.	This Letter and all non-contractual obligations arising from or in connection with this letter shall be governed by and construed in accordance with English law.

13.
Any dispute arising out of or in connection with this Letter shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

[Signature Pages Follow]

Yours faithfully

For and on behalf of
THE CHUGOKU BANK, LTD.

By:
Name: Taizo Ito
Title: General Manager of Ship Finance Center
Date:

In consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable mutual consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we, the Owners and the Bareboat Charterers, respectively hereby acknowledge and consent to any and all terms of this Letter:

For and on behalf of	For and on behalf of
GREAT SOMETHING CO., LTD.	Knight Ocean Navigation Co.

By:	By:
Name: Sachihiko Watanabe	Name: Stavros Gyftakis
Title: Director	Title: Director
Date:	Date:

Annex 5

Form of Protocol of Acceptance and Delivery

PROTOCOL OF DELIVERY AND ACCEPTANCE
UNDER BAREBOAT CHARTERPARTY DATED as of [      ], 2023

Date: [     ]
Time: [     ]
Place: [    ]

It is hereby confirmed that [ • ] with registered address at [ • ] (the “Owners”) delivers to KNIGHT OCEAN NAVIGATION CO., of the Republic of Liberia (the “Bareboat Charterers”), the Liberian flagged M.V. “KNIGHTSHIP” with IMO number 9507893 (the “Vessel”) and the Bareboat Charterers accepts delivery of the Vessel on the date, time and place referred to in this Protocol pursuant to the terms and conditions of the Bareboat Charter Agreement dated as of [     ], March 2023 made between (1) the Owners and (2) the Charterer.

For and on behalf of	For and on behalf of
GREAT SOMETHING CO. LTD	KNIGHT OCEAN NAVIGATION CO.
Name:	Name:
Title:	Title: